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                                  EXHIBIT 10.51


                           LOAN AND SECURITY AGREEMENT

                            DATED AS OF JUNE 13, 2001

                                     BETWEEN

                                  PUMPKIN LTD.

                                   AS BORROWER

                                       AND

                         LASALLE BUSINESS CREDIT, INC.,

                                    AS LENDER

                                   $10,000,000

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        THIS LOAN AND SECURITY AGREEMENT ("Agreement") is made as of this 13th day of June, 2001, by and between LASALLE BUSINESS CREDIT, INC., a Delaware corporation ("Lender"), with its principal office at 135 South LaSalle Street, Chicago, Illinois 60603, and PUMPKIN LTD., a Delaware corporation, with its principal office at 1905 Sherman Street, Denver, Colorado 80203 ("Borrower").

                                   WITNESSETH:

                  WHEREAS, from time to time Borrower may request Lender to make loans and advances to and extend certain credit accommodations to Borrower, and the parties wish to provide for the terms and conditions upon which such loans, advances and credit accommodations shall be made;

                  NOW, THEREFORE, in consideration of any loans, advances and credit accommodations (including any loans by renewal or extension) hereafter made to Borrower by Lender, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Borrower, the parties agree as follows:

          1.      DEFINITIONS.

                  (a)  GENERAL DEFINITIONS

                  "ABN AMRO" shall mean ABN AMRO North America, Inc. and ABN AMRO Bank, N.V.

                  "ACCOUNT DEBTOR" shall mean the Person who is obligated on or under an Account.

                  "ACCOUNTS" shall mean all of Borrower's presently existing and hereafter arising accounts, accounts receivable, contract rights, instruments, documents, chattel paper, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods or the rendition of services by Borrower, whether or not earned by performance, and any and all credit insurance, guarantees, letters of credit and other security therefor, as well as all merchandise returned to or reclaimed by Borrower, and all products and proceeds of the foregoing.

                  "ACCOUNTS ADVANCE RATE" shall have the meaning set forth in paragraph 2(b)(A) hereof.

                  "ACCOUNTS TRIAL BALANCE" shall have the meaning set forth in paragraph 12(c) hereof.

                  "ADVANCE RATES" shall mean collectively, the Accounts Advance Rate and the Inventory Advance Rate.

                  "AFFILIATE" means any Person: (a) directly or indirectly controlling, controlled by, or under common control with, Borrower; or (b) directly or indirectly owning or holding five percent (5%) or more of any equity interest in Borrower; or (c) five percent (5%) or more of whose voting stock or other equity interest having ordinary voting power for the election of directors or the power to direct or cause the direction of management, is directly or indirectly owned or held by Borrower; or (d) which has a senior executive officer who is also a senior executive officer of Borrower. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with") means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of

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a Person, whether through the ownership of voting securities or other equity interest, or by contract or otherwise.

                  "AUTHORITY" shall have the meaning set forth in paragraph 15(r)(iv) hereof.

                  "BANK" shall mean LaSalle Bank National Association.

                  "BANKRUPTCY CODE" shall mean the Bankruptcy Reform Act of 1978, as amended, including amendments made by The Bankruptcy Reform Act of 1994, as codified in Title 11 of the United States Code.

                  "BENEFIT PLAN" shall mean an employee pension benefit plan sponsored, maintained or contributed to by Borrower or an ERISA Affiliate, as defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA.

                  "BORROWER" shall have the meaning set forth in the introductory paragraph hereof.

                  "BORROWING BASE" shall have the meaning specified in paragraph 2(b) hereof.

                  "BORROWING BASE CERTIFICATE" shall mean a certificate duly executed by an officer of Borrower appropriately completed and in substantially the form of EXHIBIT C hereto.

                  "BREAKAGE COSTS" shall have the meaning specified in paragraph 7(c)(iv) hereof.

                  "BUSINESS DAY" shall mean any day other than a Saturday, Sunday, or such other day as banks in Illinois or London, England are authorized or required to be closed for business.

                  "CAPITAL ADEQUACY CHARGE" shall have the meaning specified in paragraph 6(i) hereof.

                  "CAPITAL ADEQUACY DEMAND" shall have the meaning specified in paragraph 6(i) hereof.

                  "CAPITAL EXPENDITURES" shall mean, with respect to any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including expenditures for capitalized lease obligations) by Borrower during such period that are required by GAAP to be included in or reflected by the property, plant or equipment or similar fixed asset accounts (or in intangible accounts subject to amortization) in the balance sheet of Borrower.

                  "CASH EQUIVALENTS" shall mean (a) securities with maturities of one year or less from the date of acquisition which are issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits of the Lender or of any commercial bank having capital and surplus in excess of $500,000,000, or (c) repurchase obligations of Lender or of any commercial bank satisfying the requirements of CLAUSE (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States Government.

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                  "CERCLA" shall mean the Comprehensive Environmental Response
Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601 ET SEQ.

                  "CHANGE OF CONTROL" shall mean (a) the occurrence of any event (whether in one or more transactions) which results in an acquisition of control of Borrower by a Person who is not an Original Owner or directly controlled by an Original Owner or (b) any merger or consolidation of or with Borrower or sale of all or substantially all of the property or assets of Borrower. For purposes of this definition, "control of Borrower" shall mean the power, direct or indirect to direct or cause the direction of the management and policies of Borrower by contract or otherwise.

                  "CHATTEL PAPER" shall mean a writing or writings which evidence both a monetary obligation and a security interest in or a lease of specific goods.

                  "CLOSING DATE" shall mean the date upon which the initial Loan is made.

                  "CLOSING DOCUMENT LIST" shall have the meaning specified in paragraph 16(a)(i) hereof.

                  "COLLATERAL" shall mean all of the personal property of Borrower described in paragraph 8 hereof and all other real or personal property of any Obligor or any other Person now or hereafter pledged to Lender to secure, either directly or indirectly, repayment of any of the Liabilities.

                  "COMMITMENT PERCENTAGE" of any Purchasing Lender shall mean the percentage set forth for such Purchasing Lender in the applicable Commitment Transfer Supplement as the same may be adjusted upon any assignment pursuant to paragraph 24 hereof.

                  "COMMITMENT TRANSFER SUPPLEMENT" shall mean a document in the form of EXHIBIT 24(B) attached hereto and made a part thereof, properly completed and otherwise in form and substance satisfactory to Lender by which a Purchasing Lender purchases and assumes a portion of the obligation of Lender to make Loans under this Agreement.

                  "CONFIDENTIAL INFORMATION" shall have the meaning set forth in paragraph 27(e) hereof.

                  "CONTINUATION" shall have the meaning specified in paragraph 7(c)(i) hereof.

                  "CONTRACT YEAR" shall mean each period of twelve (12) consecutive months during the Term, commencing on the Closing Date and on each of the first two anniversaries thereof.

                  "CONTROLLED GROUP" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Borrower, are treated as a single employer under Section 414 of the IRC.

                  "CONVERSION" shall have the meaning specified in paragraph 7(c)(ii) hereof.

                  "CUSTOMER LISTS" shall mean the customer lists of Borrower attached hereto as EXHIBIT B and made a part hereof, as same shall be updated pursuant to paragraph 12(i) hereof.

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                  "CUSTOMS" shall have the meaning set forth in paragraph 4(e)
hereof.

                  "DEBT SERVICE COVERAGE RATIO" shall mean, with respect to any applicable fiscal period, the following for Borrower: the ratio of (A) EBITDA, MINUS, taxes deducted from the calculation of net income for such period, MINUS non-financed Capital Expenditures made during such period, TO (B) principal payments of long term debt paid or scheduled to be paid during such period, capitalized leases paid or scheduled to be paid during such period and Additional Payments pursuant to and as defined in the Asset Purchase Agreement dated June 27, 1997 among Pumpkin Ltd. d/b/a Pumpkin Masters, Inc., Borrower, Pumpkin Masters Holdings, Inc. and Security Capital Corporation paid or scheduled to be paid during such period and interest expense.

                  "DEFAULT" shall mean any event, condition or default which with the giving of notice, the lapse of time or both would be an Event of Default.

                  "DOCUMENTS" shall mean the term "documents" as such term is defined under Article 9 of the UCC.

                  "DOLLAR" and the sign "$" shall mean lawful money of the United States.

                  "EBITDA" shall mean, with respect to any applicable fiscal period, the following for Borrower each calculated for such period: net income before taxes for such period (excluding pre-tax gains or losses on the sale of assets (other than the sales of Inventory in the ordinary course of business) and excluding other pre-tax extraordinary gains) PLUS interest expense, depreciation, amortization and other non-cash charges deducted in determining net income for such period, MINUS interest income calculated in determining net income for such period.

                  "ELIGIBLE ACCOUNT" shall mean an Account owing to Borrower which is acceptable to Lender in its reasonable discretion for lending purposes. Lender shall consider an Account to be an Eligible Account if it meets, and so long as it continues to meet, the following requirements:

                       (i) it is genuine and in all respects is what it purports to be;

                       (ii) it is owned by Borrower and Borrower has the right to subject it to a security interest in favor of Lender;

                       (iii) it arises from (A) the performance of services by Borrower and such services have been fully performed and acknowledged and accepted by the Account Debtor thereunder or
                                (B) the sale or lease of Goods by Borrower, and such Goods have been completed in accordance with the Account Debtor's specifications (if any) and delivered to and accepted by the Account Debtor, and such Account Debtor has not returned or offered to return any of the Goods which are the subject of such Account, and Borrower has possession of, or has delivered to Lender at Lender's request, shipping and delivery receipts evidencing delivery of such Goods;

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                       (iv)     if the Account Debtor thereunder is not an
                                Extended Term Customer, it is evidenced by an invoice rendered to the Account Debtor thereunder, does not remain unpaid more than sixty (60) days after the stated due date thereof and does not remain unpaid more than ninety (90) days past the stated invoice date thereof; PROVIDED, HOWEVER, that if more than twenty-five percent (25%) of the aggregate dollar amount of invoices owing by a particular Account Debtor remain unpaid for more than (A) sixty (60) days past the respective stated due dates thereof or (B) ninety (90) days past the respective invoice dates thereof, then all Accounts owing to Borrower by that Account Debtor shall be deemed ineligible;

                       (v)      if the Account Debtor thereunder is an
                                Extended Term Customer, it is evidenced by an invoice rendered to the Account Debtor thereunder and does not remain unpaid more than thirty (30) days after the stated due date thereof; PROVIDED, HOWEVER, that if more than twenty-five percent (25%) of the aggregate dollar amount of invoices owing by particular Extended Term Customer remain unpaid for more than thirty (30) days past the respective stated due dates thereof, then all Accounts owing to Borrower by that Extended Term Customer shall be deemed ineligible;

                       (vi) it is not subject to any prior assignment, claim, lien, security interest, offset or encumbrance whatsoever, other than Liens in favor of Lender;

                       (vii) it is a valid, legally enforceable and unconditional obligation of the Account Debtor thereunder, and is not subject to setoff, counterclaim, credit, allowance or adjustment by such Account Debtor, or to any claim by such Account Debtor denying liability thereunder in whole or in part;

                       (viii)   it does not arise out of a contract or
                                order which fails in any material respect to comply with the requirements of applicable law;

                       (ix) the Account Debtor thereunder is not a director, officer, employee or agent of Borrower, or a Subsidiary, Parent or Affiliate of Borrower;

                       (x) it is not an Account with respect to which the Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless Borrower assigns its right to payment of such Account to Lender pursuant to, and in full compliance with, the Assignment of Claims Act of 1940, as amended;

                       (xi) it is not an Account with respect to which the Account Debtor is located in a state which requires Borrower, as a precondition to

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                                commencing or maintaining an action in the
                                courts of that state, either to (A) receive a certificate of authority to do business and be in good standing in such state, or (B) file a notice of business activities report or similar report with such state's taxing authority, unless (x) Borrower has taken one of the actions described in clauses (A) or (B), (y) the failure to take one of the actions described in either clause (A) or (B) may be cured retroactively by Borrower at its election, or (z) Borrower has proven, to Lender's satisfaction, that it is exempt from any such requirements under any such state's laws;

                       (xii) it is an Account which arises out of a sale made in the ordinary course of Borrower's business;

                       (xiii) the Account Debtor is a resident or citizen of, and is located within, the United States of America, provided that Accounts as to which the Account Debtor is a resident or citizen of, and is located within Canada may be included up to a maximum of $1,000,000.00;

                       (xiv) it is not an Account with respect to which the Account Debtor's obligation to pay is conditional upon the Account Debtor's approval of the Goods or services (unless such approval has been obtained) or is otherwise subject to any repurchase obligation or return right, as with sales made on a bill-and-hold, guaranteed sale, sale on approval, sale or return or consignment basis;

                       (xv) it is not an Account (A) with respect to which any representation or warranty contained in this Agreement is untrue or (B) which violates any of the covenants of Borrower contained in this Agreement;

                       (xvi) it is not an Account which, when added to a particular Account Debtor's other indebtedness to Borrower, exceeds the lesser of (A) ten percent (10%) of the aggregate of Borrower's Accounts or (B) a credit limit determined by Lender in its reasonable credit judgment for that Account Debtor as set forth on EXHIBIT E attached hereto; PROVIDED, HOWEVER, that Accounts excluded from Eligible Accounts solely by reason of this subparagraph (xvi) shall be Eligible Accounts to the extent of such credit limit; PROVIDED, FURTHER, that EXHIBIT E may be amended by Lender from time to time to reflect credit limits for new Account Debtors and changes in credit limits for Account Debtors;

                       (xvii) it is not an Account with respect to which the prospect of payment or performance by the Account Debtor is or will be impaired, as determined by Lender in its sole and reasonable discretion;

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                       (xviii)  it is not an Account arising from progress
                                billings, invoices for deposits, samples or tooling;

                       (xix) it is not an Account with respect to which the sale is on an installment basis, lease or, except for Extended Term Customers, other extended payment basis;

                       (xx) it is not that portion of an Account representing late fees, service charges or interest; and

                       (xxi) any and all insurance thereon shall have been assigned to Lender.

              "ELIGIBLE INVENTORY" shall mean Inventory held for sale by Borrower, normally and currently saleable in the ordinary course of Borrower's business and Inventory consisting of raw materials of types and quality and in amounts usable by Borrower in the production of its finished goods in the ordinary course of Borrower's business, and which in all cases and at all times pertinent hereto is of good and merchantable quality, free from defects, as to which Inventory Lender has a perfected first priority security interest and which Inventory is subject to no other Lien other than Liens in favor of Lender, and which is located at the locations set forth in EXHIBIT A of this Agreement and is either not in transit or, if in transit, is the subject of a negotiable document issued by the party in possession thereof which negotiable document, if so requested by Lender, has been delivered to Lender, as that Exhibit may, from time to time, be amended or supplemented in accordance with the terms of this Agreement, and as to which Borrower has satisfied all terms, conditions, warranties and representations of this Agreement and the Other Agreements pertinent thereto; but Eligible Inventory shall not include any of the following: (a) catalogs and other promotional materials of any kind; (b) returned items (other than items the return of which was authorized in advance by Borrower and which are free from material defects and able to be sold in the ordinary course of Borrower's business); (c) work-in-process; (d) damaged, defective or recalled items; (e) obsolete items; (f) items used as demonstrators, prototypes or salesmen's samples; (g) items of Inventory which have been consigned to Borrower or as to which a Person claims a security interest, prior assignment claim or encumbrance whatsoever other than Liens in favor of Lender; (h) items of Inventory which have been consigned by Borrower to a consignee; (i) Inventory located on premises leased by Borrower from a landlord with whom Lender has not entered into a landlord's waiver on terms satisfactory to Lender; (j) Inventory located at a warehouse premises with respect to which Lender has not received (1) a bailee letter, acceptable in all respects to Lender, executed by the bailee of such warehouse or (2) evidence satisfactory in all respects to Lender of such bailee's receipt of a bailee letter acceptable in all respects to Lender; (k) Inventory which in the reasonable judgment of Lender after good faith consultation with Borrower is considered to be slow moving or otherwise not merchantable; (l) Inventory which is subject to a license agreement unless Lender shall have entered into a licensor consent letter with the licensor in form and substance satisfactory to Lender; and (m) any Inventory that Lender after good faith consultation with Borrower has reasonably determined is not acceptable due to age, type, category or quantity.

              "ENVIRONMENTAL COMPLAINT" shall have the meaning set forth in paragraph 15(r)(iv) hereof.

              "ENVIRONMENTAL LAWS" shall mean all applicable federal, state and local laws, statutes, ordinances and codes relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the rules, regulations, binding decisions, binding orders and binding directives of federal, state and local governmental agencies and authorities with respect thereto.

              "EQUIPMENT" shall mean the machinery and equipment of Borrower, including without limitation processing equipment, data processing and computer equipment with software and peripheral equipment, and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, molds, dies, attachments, accessories,

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automotive equipment, trailers, trucks, motor vehicles, tanks, cylinders and other equipment of every kind and nature, and fixtures, all whether now owned or hereafter acquired, and wheresoever situated, together with all additions and accessions thereto, replacements therefor, all parts therefor, and all manuals, drawings, instructions, warranties, and rights with respect thereto, and all products and proceeds of the foregoing, and condemnation awards and insurance proceeds with respect thereto.

              "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and all references to sections thereof shall include such sections and any predecessor and successor provisions thereto.

              "ERISA AFFILIATE" shall mean each person which together with the Borrower would be deemed to be a single employer as determined under Section 414(b) or (c) of the IRC, and for the purpose of Section 302 of ERISA and/or
Section 412, 4971, 4977 and/or each "applicable section" under Section 414(t)(2) of the IRC, as determined under Section 414(b), (c), (m), or (o) of the IRC.

              "EVENT OF DEFAULT" shall have the meaning specified in paragraph 17 hereof.

              "EXCESS AVAILABILITY" shall mean, as of any date of determination by Lender, the excess, if any, of (i) the lesser of (a) the Revolving Loan Commitment and (b) the Borrowing Base over (ii) the outstanding Revolving Loans, in each case as of the close of business on such date. For purposes of calculating Excess Availability of Borrower and the amount of the Borrowing Base relating thereto, Lender may, in the exercise of its sole discretion, establish a reserve in an aggregate amount based on the sum of (a) Borrower's outstanding trade payables which are not current or which are past due beyond Borrower's normal trade terms in any material respect, PLUS (b) any taxes due and unpaid to any taxing authority, in each case as of such date of determination, to the extent thereof.

              "EXCESS CASH FLOW" for any Fiscal Year shall mean an amount equal to (a) the net income of Borrower for such Fiscal Year MINUS (b) non-cash extraordinary gains and extraordinary losses PLUS (c) depreciation and amortization which were deducted in determining net income for such Fiscal Year PLUS (d) long term debt incurred for Capital Expenditures made during such period MINUS (e) Capital Expenditures made during such Fiscal Year MINUS (f) scheduled payments of principal and prepayments on indebtedness for such Fiscal Year, to the extent such payments are permitted under this Agreement.

              "EXHIBIT A" shall mean the exhibit entitled Exhibit A - Business and Collateral Locations which is attached hereto and made a part hereof.

              "EXHIBIT D" shall mean the exhibit entitled Exhibit D-Officer's Certificate which is attached hereto and made a part hereof.

              "EXTENDED TERM CUSTOMER" shall mean any Account Debtor to which Borrower has granted extended dating terms acceptable to Lender and which Lender has agreed in writing to treat as an Extended Term Customer hereunder. The Extended Term Customers and the extended dating terms approved by Lender are listed on EXHIBIT F attached hereto; PROVIDED, FURTHER, that EXHIBIT F may be amended by Lender from time to time to reflect new Extended Term Customers and the approved payment terms therefor, the deletion of existing Extended Term Customers

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and the approved payment terms therefor, the deletion of exisitng Extended Term
Customers or a change in payment terms for an existing Extended Term Customer.

              "FISCAL YEAR" shall mean with respect to Borrower, the twelve (12) month accounting period of Borrower commencing January 1st of each calendar year and ending December 31st of such calendar year.

              "GAAP" shall mean generally accepted accounting principles and policies in the United States as in effect from time to time.

              "GENERAL INTANGIBLES" shall mean all of Borrower's present and future general intangibles and other personal property, any and all rights of Borrower to all choses or things in action, tax refund claims, credits, claims, claims against carriers and shippers, guarantee claims, contract rights, security interests, security rights and any rights to indemnification, demands, goodwill, licenses, franchise agreements, subscription costs, patents, patent applications, design rights, trade names, trademarks, trademark applications, copyrights, registrations, rights to royalties, blueprints, drawings, customer lists, purchase orders, computer programs, computer discs, computer tapes, literature, reports, catalogs, methods, sales literature, video tapes, confidential information and trade secrets, consulting agreements, employment agreements, leasehold interests in real and personal property, insurance policies, deposits with insurers relating to worker's compensation liabilities, deposit accounts and tax refunds, other than Equipment, Inventory, Investment Property and Accounts, as well as Borrower's books and records relating to any of the foregoing, and all products and proceeds of the foregoing.

              "GOODS" shall mean all of Borrower's tangible assets and tangible properties which are moveable at the time the security interest attaches or which are fixtures.

              "HAZARDOUS DISCHARGE" shall have the meaning set forth in paragraph 15(r)(iv) hereof.

              "HAZARDOUS SUBSTANCE" shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, Hazardous Wastes, hazardous or Toxic Substances as defined in CERCLA, the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, ET SEQ.), RCRA, Articles 15 and 27 of the New York State Environmental Conservation Law or any other applicable Environmental Law and in the regulations adopted pursuant thereto.

              "HAZARDOUS WASTES" shall mean all waste materials subject to regulation under CERCLA, RCRA or applicable state law, and any other applicable Federal and state laws now in force or hereafter enacted relating to hazardous waste disposal.

              "INDEMNIFIED PARTY" shall have the meaning specified in paragraph 19 hereof.

              "INSTRUMENTS" shall mean a negotiable instrument or a certificated security or any other writing which evidences a right to the payment of money.

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              "INTEREST PERIOD" shall mean for any LIBOR Rate Loan the period commencing on the date of the borrowing thereof (or the date of the Continuation or Conversion thereof as described below) and ending one, three or six months thereafter, provided, however, that Borrower may not select any Interest Period that ends after the Term. Whenever the last day of an Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; PROVIDED, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

              "INVENTORY" shall mean all present and future inventory in which Borrower has any interest, including, but not limited to, goods held by Borrower for sale or lease or to be furnished under a contract of service and all of Borrower's present and future raw materials, work in process, finished goods, supplies and packing and shipping materials, wherever located, and any documents of title representing any of the above.

              "INVENTORY ADVANCE RATE" shall have the meaning set forth in paragraph 2(b)(A) hereof.

              "INVESTMENT PROPERTY" shall have the meaning set forth in the UCC, and shall mean and include all of Borrower's now owned or hereafter acquired securities, whether certificated or uncertificated, securities entitlements, securities accounts, commodity and futures contracts and commodity and futures accounts.

              "IRC" shall mean the Internal Revenue Code of 1986, as amended from time to time.

              "KIND" shall mean, with respect to any Loan, whether such Loan is a Revolving Loan or a Term Loan.

              "L/C ISSUER" shall mean the Bank or such other bank as may be selected by Lender in its sole discretion.

              "LENDER" shall have the meaning set forth in the introductory paragraph hereof.

              "LETTER OF CREDIT FEE" shall have the meaning set forth in paragraph 6(d) hereof.

              "LETTER OF CREDIT OBLIGATIONS" shall mean, as of any date of determination, the sum of (i) the aggregate undrawn amount of all Letters of Credit and (ii) the aggregate unreimbursed amount of all drawn Letters of Credit.

              "LETTERS OF CREDIT" shall mean those documentary letters of credit issued for Borrower's account in accordance with the terms of paragraph 4 hereof.

              "LIABILITIES" shall mean all Loans and any and all other obligations, liabilities and indebtedness of Borrower to Lender or to the Bank or to ABN AMRO of any and every kind and nature, howsoever created, arising or evidenced and howsoever owned, held or acquired, and any and all other Loans, obligations, liabilities and indebtedness of Borrower of any kind and nature, howsoever created, arising or evidenced under this Agreement and/or the Other Documents, in each

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case whether now or hereafter existing, whether now due or to become due, whether primary, secondary, direct, indirect, absolute, contingent or otherwise (including, without limitation, obligations of performance), whether several, joint or joint and several, and whether arising or existing under written or oral agreement or by operation of law.

              "LIBOR RATE" shall mean, with respect to the Interest Period applicable to the borrowing of a LIBOR Rate Loan, the rate obtained (rounded upwards to the nearest 1/100 of 1%) by dividing (i) the rate of interest per annum offered to Bank in the London interbank foreign currency deposits market as of approximately 9:00 A.M. (Central Standard time) two (2) Business Days prior to the commencement of such Interest Period for U.S. dollar deposits of amounts in immediately available funds comparable to the principal amount of the LIBOR Rate Loan for which the LIBOR Rate is being determined with maturities comparable to the Interest Period for which such LIBOR Rate will apply, by (ii) a percentage equal to 1 minus the stated reserve (expressed as a decimal), if any, required to be maintained against "Eurocurrency liabilities" as specified in Regulation D of the Board of Governors of the Federal Reserve System as from time to time shall be in effect (or against any other category of liabilities, which includes deposits, by reference to which the interest rate on LIBOR Rate Loans is determined or any category of extensions of credit on other assets, which includes loans by a non-U.S. office of Bank to U.S. Residents). In the absence of manifest error, each determination by Bank of the applicable LIBOR Rate shall be deemed conclusive.

              "LIBOR RATE LOAN" shall mean a LIBOR Rate Revolving Loan or a LIBOR Rate Term Loan.

              "LIBOR RATE REVOLVING LOAN" shall mean a Revolving Loan that bears interest based on the LIBOR Rate.

              "LIBOR RATE TERM LOAN" shall mean a Term Loan that bears interest based on the LIBOR Rate.

              "LOAN" OR "LOANS" shall mean any and all Revolving Loans or the Term Loan made by Lender to Borrower pursuant to paragraphs 2 and 3 hereof and all other loans, advances and financial accommodations made by Lender to or on behalf of Borrower hereunder.

              "LOCK BOX" and "BLOCKED ACCOUNT" shall have the meanings specified in paragraph 11(a) hereof.

              "MATERIAL ADVERSE EFFECT" shall mean a material adverse change in, or a material adverse effect upon the business, property, assets, operations, condition (financial or otherwise) or prospects of Borrower taken as a whole, related to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related.

              "MAXIMUM TERM LOAN AMOUNT" shall mean an amount equal to TWO MILLION, FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($2,500,000.)

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              "MULTIEMPLOYER PLAN" shall mean a plan described in Section
4001(a)(3) of ERISA which covers employees of Borrower or any ERISA Affiliate.

              "NET WORTH" shall mean with respect to any applicable fiscal period, the following for Borrower, each calculated for such period: shareholders' equity (including retained earnings) and less prepaid expenses, reasonably determined by Lender on a consistent basis, plus the amount of any debt subordinated to Lender on terms and conditions reasonably acceptable to Lender in its sole judgment, all as determined in accordance with GAAP, consistently applied.

              "NOTE" shall mean individually and collectively, the Revolving Note and Term Note.

              "OTHER AGREEMENTS" shall mean all agreements, instruments and documents including, without limitation, guaranties, mortgages, trust deeds, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements and all other writings heretofore, now or from time to time hereafter executed by or on behalf of Borrower or any other Person and delivered to Lender or to any parent, affiliate or subsidiary of Lender in connection with the Liabilities or the transactions contemplated hereby.

              "ORIGINAL OWNER" shall mean Pumpkin Masters Holdings, Inc., a Delaware Corporation.

              "PARENT" shall mean any Person now or at any time or times hereafter owning or controlling (alone or with any other Person) at least a majority of the issued and outstanding stock of Borrower or any Subsidiary.

              "PARTICIPANT" shall mean each Person who shall be granted the right by any Lender to participate in any of the Loans in accordance with Paragraph 24.

              "PAYMENT OFFICE" shall mean initially 135 South LaSalle Street, Chicago, Illinois 60603, and thereafter such other office of Lender, if any, which Lender may designate by notice to Borrower to be the Payment Office.

              "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor agency.

              "PERMITTED LIENS" shall mean (i) statutory liens of landlords, carriers, warehousemen, mechanics, materialmen or suppliers incurred in the ordinary course of business and securing amounts not yet due or declared to be due by the claimant thereunder, (ii) liens or security interests in favor of Lender, (iii) zoning restrictions and easements, rights of way, licenses, covenants and other restrictions affecting the use of Real Property that do not individually or in the aggregate have a Material Adverse Effect on Borrower's ability to use such real property for its intended purpose in connection with Borrower's business, (iv) liens securing the payment of taxes or other governmental charges not yet delinquent or being contested in good faith and by appropriate proceedings, (v) liens incurred or deposits made in the ordinary course of Borrower's business in connection with capitalized leases or purchase money security interests for purchase of, and applying only to, Equipment included in the permitted borrowings under paragraph 14(q)(ii) or permitted as Capital Expenditures under paragraph 15(o)(iii), the documents relating to such liens to be in form and substance acceptable to Lender, (vi) liens securing indebtedness owing by any Subsidiary to Borrower to the extent such indebtedness is permitted under paragraph 14(q), or to any other Subsidiary of Borrower,
(vii) deposits to secure performance of bids, trade contracts, leases and statutory obligations (to the extent not excepted elsewhere herein); (viii) liens specifically permitted by Lender in writing as set forth on SCHEDULE 1(a) attached hereto; (ix) any lien arising out of the refinancing, extension, renewal or refunding of any indebtedness secured by any lien permitted by any of the foregoing sections (v), (vi) and (viii) PROVIDED THAT (a) such indebtedness is not secured by any additional assets, and (b) the amount of such indebtedness is not increased; (x) pledges or deposits in connection with worker's compensation, unemployment insurance and other social security legislation; (xi) grants of security and rights of setoff in deposit accounts, securities and other properties held at banks or financial institutions to secure the payment or reimbursement under overdraft, acceptance and other facilities, and (xii) rights of setoff, banker's lien and other similar rights arising solely by operation of law.

              "PERSON" shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or foreign or United States government (whether federal, state, county, city, municipal or otherwise), including, without limitation, any instrumentality, division, agency, body or department thereof.

              "PRIME RATE" shall mean the publicly announced prime rate of the Bank, in effect from time to time. The Prime Rate is not intended to be the lowest or most favorable rate of the Bank in effect at any time.

              "PRIME RATE LOAN" shall mean a Prime Rate Revolving Loan, or a Prime Rate Term Loan.

              "PRIME RATE REVOLVING LOAN" shall mean a Revolving Loan that bears interest based on the Prime Rate.

              "PRIME RATE TERM LOAN" shall mean a Term Loan that bears interest based on the Prime Rate.

              "PRO FORMA BALANCE SHEET" shall have the meaning specified paragraph 14(a)(i).

              "PROHIBITED TRANSACTION" shall mean a prohibited transaction described in Section 406 of ERISA or Section 4975 of the IRC.

              "RCRA" shall mean the Resource Conservation and Recovery Act 42 U.S.C.Sections 6901 ET SEQ., as same may be amended from time to time.

              "REAL PROPERTY" shall mean all of Borrower's right, title and interest in and to the owned and leased premises identified on SCHEDULE 1(b) hereto.

              "RELEASE" shall have the meaning set forth in paragraph 14(aa)(iii) hereof.

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              "REPORTABLE EVENT" shall mean a reportable event described in
Section 4043(c) of ERISA or the regulations promulgated thereunder for which the 30-day notice of such event has not been waived pursuant to such regulations.

              "REVOLVING LOANS" shall have the meaning specified in paragraph 2 hereof.

              "REVOLVING LOAN COMMITMENT" shall mean the sum of SEVEN MILLION, FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($7,500,000.)

              "REVOLVING NOTE" shall mean the promissory note(s) in the aggregate original principal amount of the Revolving Loan Commitment, executed by Borrower to the order of Lender for its benefit, dated as of the Closing Date, together with all replacements and substitutions thereof.

              "SEASONAL OVERADVANCE AMOUNT" shall mean for the period from the date hereof through July 31, 2001, both inclusive, $1,000,000.00; for the period from April 1, 2002 through July 31, 2002, both inclusive, $750,000.00; and for the period from April 1, 2003 through July 31, 2003, both inclusive, $500,000.00.

              "SETTLEMENT DATE" shall mean the Closing Date and thereafter every Wednesday of each Week unless such day is not a Business Day in which case it shall be the next succeeding Business Day.

              "SUBSIDIARY" shall mean any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time stock of any other class of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by Borrower or by any partnership or joint venture of which more than fifty percent (50%) of the outstanding equity interests are at the time, directly or indirectly, owned by Borrower.

              "TERM" shall have the meaning specified in paragraph 13 hereof.

              "TERMINATION EVENT" shall mean (i) a Reportable Event with respect to any Benefit Plan or Multiemployer Plan; (ii) the withdrawal of Borrower or any ERISA Affiliate from a Benefit Plan or Multiemployer Plan during a plan year in which such entity was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (iii) the providing of notice of intent to terminate a Benefit Plan in a distress termination described in Section 4041(c) of ERISA;
(iv) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan; (v) any event or condition (a) which might reasonably constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (b) that may reasonably result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (vi) the partial or complete withdrawal within the meaning of Section 4203 or 4205 of ERISA, respectively of Borrower or an ERISA Affiliate from a Multiemployer Plan.

              "TERM LOAN" shall have the meaning specified in paragraph 3 hereof.

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              "TERM NOTE" shall mean the promissory note(s) in the aggregate original principal amount equal to the Maximum Term Loan Amount, executed by Borrower to the order of Lender for its benefit, as applicable, and dated as of the Closing Date, together with all replacements and substitutions thereof.

              "TOTAL CREDIT FACILITY" shall mean the sum of TEN MILLION AND 00/100 DOLLARS ($10,000,000.00).

              "TOXIC SUBSTANCE" shall mean any material present on the Real Property which has been shown to have significant adverse effect on human health which is subject to regulation under the Toxic Substances Control Act (TSCA), 15 U.S.C. Sections 2601 ET seq., applicable state law, or any other applicable Federal or state laws relating to toxic substances. "Toxic Substance" includes but is not limited to asbestos, polychlorinated biphenyls (PCBs) and lead-based paints.

              "TRANSACTIONS" shall mean the transactions contemplated by this Agreement.

              "TRANSFEREE" shall have the meaning set forth in paragraph 24(a) hereof.

              "TYPE" shall mean, with respect to (i) any Revolving Loan, whether such Revolving Loan is a LIBOR Rate Revolving Loan or a Prime Rate Revolving Loan, and (ii) the Term Loan, whether such Term Loan is a LIBOR Rate Term Loan or a Prime Rate Term Loan.

              "UCC" shall mean the Uniform Commercial Code as in effect on the date hereof in the State of Illinois, as amended from time to time, and any successor statute.

              "WEEK" shall mean the time period commencing with a Wednesday and ending on the following Tuesday.

              (b) ACCOUNTING TERMS AND DEFINITIONS. Unless otherwise defined or specified herein, all accounting terms used in this Agreement shall be construed in accordance with GAAP, applied on a basis consistent in all material respects with the financial statements delivered by Borrower to Lender on or before the Closing Date. All accounting determinations for purposes of determining compliance with the financial covenants contained in paragraph 15(o) shall be made in accordance with GAAP as in effect on the Closing Date and applied on a basis consistent in all material respects with the audited financial statements of Borrower delivered to Lender by Borrower on or before the Closing Date. The financial statements required to be delivered hereunder from and after the Closing Date, and all financial records, shall be maintained in accordance with GAAP. If GAAP shall change from the basis used in preparing the audited financial statements delivered to Lender by Borrower on or before the Closing Date, the certificates required to be delivered pursuant to paragraph 12 demonstrating compliance with the covenants contained herein shall include, at the election of Borrower or upon the request of Lender, calculations setting forth the adjustments necessary to demonstrate how Borrower is in compliance with the financial covenants based upon GAAP as in effect on the Closing Date.

              2. REVOLVING LOANS. Subject to the terms and conditions of this Agreement and the Other Agreements, during the Term, absent the existence of a Default or Event of Default:

             (a) REVOLVING LOAN COMMITMENT. Lender shall make such revolving loans and advances (the "Revolving Loans") to Borrower, as Borrower shall from time to time request, in accordance with the terms of paragraph 2(b) hereof. The aggregate unpaid principal amount of all Revolving Loans outstanding at any one time made to Borrower shall not exceed the lesser of (A) the Borrowing Base and
(B) the Revolving Loan Commitment minus the outstanding amount of all Letter of Credit Obligations. All Revolving Loans shall be repaid in full upon the earlier to occur of (i) the end of the Term and (ii) the acceleration of the Liabilities pursuant to paragraph 18 of this Agreement. If at any time the outstanding principal balance of the Revolving Loans made to Borrower exceeds (A) the Borrowing Base or (B) the Revolving Loan Commitment, in each case minus the outstanding Letter of Credit Obligations, Borrower shall immediately, and without the necessity of a demand by Lender, pay to Lender such amount as may be necessary to eliminate such excess, and Lender shall apply such payment against the outstanding principal balance of the Revolving Loans. In addition, if at any time the sum of (i) the outstanding principal balance of the Loans and (ii) the outstanding Letter of Credit Obligations exceeds the Total Credit Facility, Borrower shall immediately and without the necessity of a demand by Lender pay to Lender such amount as may be necessary to eliminate such excess, and Lender shall apply such payment against the outstanding principal balance of the Loans in such order as Lender shall determine in its sole discretion. Borrower hereby authorizes Lender to charge any of Borrower's accounts to make any payments of principal or interest required by this Agreement. All Revolving Loans shall, in Lender's sole discretion, be evidenced by one or more Revolving Notes in substantially the form attached hereto as EXHIBIT 2(a). However, if such Revolving Loans are not so evidenced, such Revolving Loans may be evidenced solely by entries upon the books and records maintained by Lender.

             (b) BORROWING LIMITS. Lender shall make Revolving Loans to Borrower in an amount equal to the lesser of clause (A) or (B) below, the amount calculated pursuant to clause (A) below being the "Borrowing Base":

              A. an amount equal to the sum of (i) up to eighty-five percent (85%)(the "Accounts Advance Rate") of the face amount of Eligible Accounts, PLUS (ii) the lesser of (x) $3,000,000, or (y) the sum of up to sixty percent (60%) (the "Inventory Advance Rate") of the value of Eligible Inventory calculated on the basis of the lower of cost or market value on a first in, first out basis plus fifty percent (50%) of the aggregate undrawn amount of all outstanding Letters of Credit issued in connection with Borrower's purchase of inventory from the beneficiaries thereof, PLUS (iii) the Seasonal Overadvance Amount, if any, MINUS (iv) such reserves as Lender may establish from time to time in the exercise of its sole and reasonable discretion, MINUS (v) the full outstanding amount of all Letter of Credit Obligations; or

              B. the Revolving Loan Commitment, minus the outstanding amount of all Letter of Credit Obligations.

       3. TERM LOAN. On the Closing Date, Lender shall make a term loan (the "Term Loan") to Borrower in an amount up to the Maximum Term Loan Amount. Principal payable on account of the Term Loan shall be payable in successive monthly installments payable, (i) on the first day of each month, the first of which installments shall be due and payable on the first day of the month immediately following the 30th day after the Closing Date and (ii) in equal and level payments of ONE HUNDRED FOUR THOUSAND ONE HUNDRED SIXTY SEVEN AND 00/100 DOLLARS ($104,167.00) each month during the Term until the Term Loan is repaid in full, PROVIDED, HOWEVER, that the entire unpaid principal balance of the Term Loan shall be due and payable in full on July 1, 2003. Notwithstanding anything hereinabove to the contrary, the entire unpaid principal balance of the Term Loan, and any accrued and unpaid interest thereon, shall be immediately due and payable upon the earlier to occur of (i) the last day of the Term and (ii) the acceleration of the Liabilities pursuant to paragraph 18 of this Agreement. The Term Loan shall be evidenced by one or more Term Notes in substantially the form attached hereto as EXHIBIT 3(a).

       4. LETTERS OF CREDIT. (a) Subject to the terms and conditions hereof, Lender shall (a) from time to time issue Letters of Credit for the account of Borrower; PROVIDED, HOWEVER, that Lender will not be required to issue or cause to be issued any Letters of Credit to the extent that the issuance of such Letters of Credit would then cause the sum of (i) the outstanding Revolving Loans PLUS (ii) the Letter of Credit Obligations (with the requested Letter of Credit being deemed to be outstanding for purposes of this calculation) to exceed the lesser of (x) the Revolving Loan Commitment or (y) the Borrowing Base in effect prior to the issuance of the requested Letter of Credit. The maximum amount of outstanding Letters of Credit shall not exceed TWO MILLION AND 00/100 DOLLARS ($2,000,000.00) in the aggregate at any time. Each disbursement or payment by the Lender related to Letters of Credit shall be deemed to be a Revolving Loan and shall bear interest as a Prime Rate Revolving Loan. Letters of Credit that have not been drawn upon shall not bear interest.

          (b) Borrower may from time to time upon notice not later than 12:00 Noon, Central Standard Time, at least three (3) Business Days in advance, request Lender to assist Borrower in establishing or opening a Letter of Credit by delivering to Lender at the Payment Office, the Lender's standard form of letter of credit application (the "Letter of Credit Application") completed to the satisfaction of the Lender; and, such other certificates, documents and other papers and information as Lender may reasonably request.

          (c) Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiry date not later than twelve (12) months after such Letter of Credit's date of issuance and in no event later than the last day of the Term. Each Letter of Credit Application and each Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and any amendments or revision thereof and, to the extent not inconsistent therewith, the laws of the State of Illinois.

          (d) In connection with the issuance of any Letter of Credit, Borrower shall indemnify, save and hold Lender harmless from any loss, cost, expense or liability, including, without limitation, payments made by Lender and expenses and reasonable attorneys' fees incurred by Lender arising out of, or in connection with, any Letter of Credit to be issued for the account of Borrower. Borrower shall be bound by the Lender's regulations and good faith interpretations of any Letter of Credit issued or created for Borrower's account, although this interpretation may be different from Borrower's own; and, neither Lender, nor any of its correspondents shall be liable for any error, negligence, or mistakes, whether of omission or commission, in following

Borrower's instructions or those contained in any Letter of Credit or of any modifications, amendments or supplements thereto or in issuing or paying any Letter of Credit, except for Lender's or such correspondents' gross (not mere) negligence or willful misconduct.

          (e) In connection with all Letters of Credit issued or caused to be issued by Lender under this Agreement, Borrower hereby appoints Lender, or its designee, as its attorney, with full power and authority exercisable after the occurrence of an Event of Default (i) to sign and/or endorse Borrower's name upon any warehouse or other receipts, letter of credit applications and acceptances; (ii) to sign Borrower's name on bills of lading; (iii) to clear Inventory through the United States of America Customs Department ("Customs") in the name of Borrower or Lender or Lender's designee, and to sign and deliver to Customs officials powers of attorney in the name of Borrower for such purpose;
(iv) to complete in the name of Lender, or Lender's designee, any order, sale or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof; (v) to clear and resolve any questions of non-compliance of documents; (vi) to give any instructions as to acceptance or rejection of any documents or goods; (vii) to execute any and all applications for steamship or airways guarantees, indemnities or delivery orders; (viii) to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents; and (ix) to agree to any amendments, renewals, extensions, modifications, changes or cancellation of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; all in Lender's sole name. Neither Lender nor its attorneys will be liable for any acts or omissions nor for any error of judgment or mistakes of fact or law, except for Lender's or its attorney's gross (not mere) negligence or willful misconduct. This power, being coupled with an interest, is irrevocable as long as any Letters of Credit remain outstanding.

          (f) Lender shall not be responsible for: the existence, character, quality, quantity, condition, packing, value or delivery of the goods purporting to be represented by any documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of the goods from that expressed in the documents; the validity, sufficiency or genuineness of any documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent, or forged; the time, place, manner or order in which shipment is made; partial or incomplete shipment, or failure or omission to ship any or all of the goods referred to in the Letters of Credit or documents; any deviation from instructions, delay, default, or fraud by the shipper and/or any one else in connection with the Collateral or the shipping thereof; or any breach of contract between the shipper or vendors and Borrower.

          (g) Any necessary import, export or other licenses or certificates for the import or handling of the Collateral will have been promptly procured; all foreign and domestic governmental laws and regulations in regard to the shipment and importation of the Collateral or the financing thereof will have been promptly and fully complied with; any certificates in that regard that Lender may at any time request will be promptly furnished. In this connection, Borrower warrants and represents that all shipments made under any such Letters of Credit are in accordance with the governmental laws and regulations of the countries in which the shipments originate and terminate, and are not prohibited by any such law and regulations. Borrower assumes all risk, liability and responsibility for, and agrees to pay and discharge all present and future local, state, federal or foreign taxes, duties, or levies. Any embargo, restriction, laws, customs or regulations of any country, state, city or other political subdivision where the Collateral is or may be located or wherein payments are to be made or wherein drafts may be drawn, negotiated, accepted, or paid shall be solely at Borrower's risk, liability and responsibility.

          (h) Lender may establish a reserve against the Revolving Loan for all amounts that may be payable by Lender pursuant to that certain letter agreement by and between Lender and Banc of America Commercial Finance Corporation dated on or about June 13, 2001 pertaining to reimbursement with respect to letter of credit No. B-209354, as determined by Lender in its sole discretion. Borrower
(i) consents to such agreement and any and all payments by Lender thereunder;
(ii) agrees that Lender may make payments pursuant to such agreement without further consent of or notice to Borrower and notwithstanding any contrary instructions from Borrower; and (iii) agrees that all such payments by Lender shall constitute Prime Rate Revolving Loans.

     5.   MANDATORY PREPAYMENTS.

          (a) SALE, DAMAGE, DESTRUCTION, ETC. If Borrower sells any Equipment, or if any of the Collateral is damaged, destroyed or taken by condemnation, Borrower shall pay to Lender for its benefit, unless otherwise specifically provided herein or otherwise agreed to by Lender, as and when received by Borrower and as a mandatory prepayment of the Loans, to be applied first against the last maturing installments of principal of the Term Loan in the inverse order thereof, and then to the Revolving Loans, subject to Borrower's ability to reborrow Revolving Loans in accordance with the terms hereof (or, at Lender's option, such of the other Liabilities of Borrower as Lender may elect), a sum equal to the proceeds received by Borrower from (i) such sale or (ii) such damage, destruction or condemnation, PROVIDED, HOWEVER, that without Lender's consent, unless and until an Event of Default has occurred and is continuing:

              (i) obsolete or worn out Equipment may be sold or otherwise disposed of by Borrower and the proceeds thereof may be retained by Borrower, so long as the fair market value of any such Equipment sold or otherwise disposed of in any single transaction is less than $100,000.00, and the fair market value, in the aggregate, of all such Equipment sold or otherwise disposed of by Borrower during any twelve-month period is less than $250,000.00; and

              (ii) proceeds of Collateral arising from the damage, destruction or condemnation thereof may be retained by Borrower and used by Borrower to repair, restore or replace such Collateral, as the case may be, so long as the fair market value of any such Collateral damaged, destroyed or condemned in any single incident is less than $100,000.00 and the fair market value, in the aggregate, of all such Collateral owned by Borrower and damaged, destroyed or condemned during any twelve-month period is less than $250,000.00; PROVIDED FURTHER that, if the Term Loan has been fully repaid and no Seasonal Overadvance Amount is in effect, notwithstanding herein to the contrary, proceeds of Collateral comprised of Inventory which arise from any of the events described in clause (ii) and which exceed the amounts permitted to be retained by Borrower and used in accordance with the terms thereof shall be applied to the Revolving Loans and subject to Borrower's ability to reborrow Revolving Loans in accordance with the terms hereof.

          (b) EXCESS CASH FLOW RECAPTURE.

              (i) Borrower shall, each Fiscal Year, pay to Lender for its benefit a prepayment of the outstanding amount of the Loans in an amount equal to twenty-five percent (25%) of Excess Cash Flow for the immediately preceding Fiscal Year commencing with the Fiscal Year ending December 31, 2001 payable upon delivery of the annual financial statements to Lender referred to in and required by paragraph 12(d) for the applicable Fiscal Year but in no event later than ninety
                    (90) days after the end of such Fiscal Year. Such payments shall be applied first against the last maturing installments of principal of the Term Loan in the inverse order thereof until the Term Loan is paid in full, and then to the Revolving Loans, subject to Borrower's ability to reborrow Revolving Loans in accordance with the terms hereof. In the event that the annual financial statements referred to and required by paragraph 12(d) are not timely delivered, then a calculation based upon estimated amounts shall be made by Lender upon which calculation Borrower shall make the prepayment required by this paragraph 5(b), subject to adjustment, as applicable, when the annual financial statements are delivered to Lender as required hereby. The calculation made by Lender shall not be deemed a waiver of any rights Lender may have as a result of the failure of Borrower to deliver such financial statements.

              (ii) After the annual computation of Excess Cash Flow and payment to Lender of a portion thereof pursuant to and in accordance with clause (i) above, Borrower may distribute up to fifty (50%) percent of Excess Cash Flow in such manner and to such Persons as Borrower may reasonably determine, including without limitation payments on the Earnout Amount (as defined in the Asset Purchase Agreement dated June 27, 1997 among Pumpkin Ltd. d/b/a/ Pumpkin Masters, Inc., Borrower, Pumpkin Masters Holdings, Inc. and Security Capital Corporation) payable to PCG, Inc., shareholder distributions or other distributions; PROVIDED, HOWEVER, that no such distribution shall be permitted after the occurrence of an Event of Default hereunder or if such distribution would cause an Event of Default hereunder. Borrower shall retain on an annual basis as working capital an amount equal to or greater than twenty-five (25%) percent of Excess Cash Flow.

          (c) LIFE INSURANCE PROCEEDS. If Borrower receives any proceeds of life insurance on the life of Gay Burke, as and when received by Borrower, as applicable, Borrower shall apply such proceeds as a mandatory prepayment of the Loans, to be applied first against the last maturing installments of principal of the Term Loan until the Term Loan is paid in full, and then to the outstanding Revolving Loans as a permanent reduction in the Revolving Loan Commitment.

     6.   INTEREST, FEES AND CHARGES.

          (a) RATES OF INTEREST. Interest accrued on the Loans shall be due on the earliest of (i) in the case of a LIBOR Rate Loan, the first day of each month (for the immediately preceding month), computed through the last calendar day of the preceding month and at the end of the Interest Period applicable thereto, and in the case of a Prime Rate Loan, the first day of each month (for the immediately preceding month), computed through the last calendar day of the preceding month, (ii) the occurrence of an Event of Default in consequence of which Lender elects to accelerate the maturity and payment of the Liabilities, or (iii) termination of this Agreement pursuant to paragraph 13 hereof. Interest shall accrue on (1) the principal amount of the Revolving Loans made to Borrower outstanding at the end of each day at (A) with respect to Prime Rate Revolving Loans, a fluctuating rate per annum equal to the Prime Rate or (B) with respect to

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LIBOR Rate Revolving Loans, a fixed rate per annum equal to two and one-half percent (2.5%) above the LIBOR Rate, (2) the unpaid principal balance of the Term Loan at (A) with respect to Prime Rate Term Loans, a fluctuating rate per annum equal to the Prime Rate or (B) with respect to LIBOR Rate Term Loans, a fixed rate per annum equal to two and one half percent (2.5%) above the LIBOR Rate. The rate of interest payable on Prime Rate Loans shall increase or decrease by an amount equal to any increase or decrease in the Prime Rate, effective as of the opening of business on the day that any such change in the Prime Rate occurs. Upon and after the occurrence of an Event of Default, and during the continuation thereof, the principal amount of all Loans shall bear interest on demand at a rate per annum equal to the rate of interest then in effect under this paragraph 6(a) plus two percent (2%).

          (b) COMPUTATION OF INTEREST AND FEES. Interest and collection charges hereunder shall be calculated daily and shall be computed on the actual number of days elapsed over a year consisting of three hundred and sixty (360) days. For the purpose of computing interest hereunder, all items of payment received by Lender shall be deemed applied by Lender on account of the =Liabilities (subject to final payment of such items) on the second Business Day after receipt by Lender of good funds in Lender's account located in Chicago, Illinois.

          (c) MAXIMUM INTEREST. It is the intent of the parties that the rate of interest and the other charges to Borrower under this Agreement shall be lawful; therefore, if for any reason the interest or other charges payable under this Agreement are found by a court of competent jurisdiction, in a final determination, to exceed the limit which Lender may lawfully charge Borrower, then the obligation to pay interest and other charges shall automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid, then such amount shall be refunded to Borrower.

          (d) LETTER OF CREDIT FEES. Borrower shall remit to Lender for its own account a letter of credit fee equal to one and three quarters percent (1.75%) per annum (the "Letter of Credit Fee") on the aggregate undrawn face amount of all outstanding Letters of Credit issued for the account of Borrower, which fee shall be payable monthly in arrears on each day that interest is payable hereunder. Borrower shall also pay on demand the normal and customary administrative charges for issuance, amendment, negotiation, renewal or extension of any Letter of Credit imposed by the L/C Issuer. Upon the occurrence and during the continuance of an Event of Default, all Letter of Credit Fees shall be payable on demand at a rate equal to three and three quarters percent (3.75%) per annum on the aggregate undrawn face amount thereof.

          (e) CLOSING FEE. Borrower shall pay to Lender for its own account a closing fee of FIFTY THOUSAND AND 00/100 DOLLARS ($50,000.00), which fee shall be deemed fully earned, nonrefundable and due on the Closing Date.

          (f) UNUSED LINE FEE. Borrower shall pay to Lender for its benefit, at the end of each month, in arrears, and on the last day of the Term an Unused Line Fee equal to one half of one percent (.50%) per annum on the daily average amount by which the Revolving Loan Commitment exceeds the sum of (i) the outstanding principal balance of the Revolving Loans, and (ii) the outstanding Letter of Credit Obligations. The Unused Line Fee shall accrue from the Closing Date until the last day of the Term.

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          (g) COLLATERAL MANAGEMENT FEE. Borrower shall pay to Lender for its own account an annual collateral management fee of FIFTEEN THOUSAND AND 00/100 DOLLARS ($15,000.00) per annum payable on the Closing Date and on each anniversary thereafter, subject to the earlier termination of this Agreement, which fee shall be deemed earned in full on the Closing Date and on each anniversary thereafter and shall not be subject to rebate or proration for any reason.

          (h) EXAMINATION AND APPRAISAL FEES. In addition to the collateral management fees described in paragraph 6(g) hereof, Borrower shall reimburse Lender for all out-of-pocket costs and expenses incurred by Lender in connection with each examination performed by or at Lender's direction of Borrower's books and records and Collateral and such other matters as Lender shall deem appropriate in its commercially reasonable judgment, each such fee to be paid upon the completion of each such examination.

          (i) CAPITAL ADEQUACY CHARGE. If Lender shall have determined that the adoption of any law, rule or regulation regarding capital adequacy, or any change therein or in the interpretation or application thereof, or compliance by Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or governmental authority enacted after the Closing Date, does or shall have the effect of reducing the rate of return on Lender's capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender's policies with respect to capital adequacy) by a material amount, then from time to time, after submission by Lender to Borrower of a written demand therefor ("Capital Adequacy Demand") together with the certificate described below, Borrower shall pay to Lender such additional amount or amounts ("Capital Adequacy Charge") as will compensate Lender for such reduction, such Capital Adequacy Demand to be made with reasonable promptness following such determination. A certificate of Lender claiming entitlement to payment as set forth above shall be conclusive in the absence of manifest error. Such certificate shall set forth the nature of the occurrence giving rise to such reduction, the amount of the Capital Adequacy Charge to be paid to Lender, and the method by which such amount was determined. In determining such amount, Lender may use any reasonable averaging and attribution method, applied on a non-discriminatory basis.

     7.   LOAN ADMINISTRATION.

          (a) LOAN REQUESTS. (1) A request for a Revolving Loan shall be made or shall be deemed to be made, each in the following manner: (i) Borrower shall give Lender same day notice, no later than 10:30 A.M. (Central Standard time) of such day, of its intention to borrow, a Prime Rate Revolving Loan, and at least three (3) Business Days prior notice of its intention to borrow a LIBOR Rate Revolving Loan, in which notice Borrower shall specify the amount of the proposed borrowing and the proposed borrowing date, PROVIDED, however, that no such request may be made at a time when there exists a Default or an Event of Default; and (ii) the coming due of any amount required to be paid under this Agreement or any Note, whether on account of interest or for any other Liability, shall be deemed irrevocably to be a request for a Prime Rate Revolving Loan on the due date thereof in the amount required to pay such interest or other Liability. As an accommodation to Borrower, Lender may permit telephone requests for Revolving Loans and electronic transmittal of instructions, authorizations, agreements or reports to Lender by Borrower. Unless Borrower specifically directs Lender in writing not to accept or act upon telephonic or electronic communications from Borrower, Lender shall not have any liability to Borrower for any loss or damage suffered by Borrower as a result of Lender's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Lender by Borrower and Lender shall have no duty to verify the origin of any such communication or the authority of the Person sending it. Each notice of borrowing shall be irrevocable by and binding on Borrower, and if such notice requests the borrowing of a LIBOR Rate Revolving Loan, such notice shall state the Interest Period with respect thereto. Borrower, at its option, may choose Prime Rate Revolving Loans or LIBOR Rate Revolving Loans, provided that any LIBOR Rate Revolving Loan shall be in a minimum amount of $1,000,000 or an integral multiple of $100,000 in excess thereof, and provided further that the right of Borrower to choose any LIBOR Rate Loan is subject to the provisions of paragraph 7(c) hereof.

          (b) DISBURSEMENT. Borrower hereby irrevocably authorizes Lender to disburse the proceeds of each Revolving Loan requested by Borrower, or deemed to be requested by Borrower, as follows: (i) the proceeds of each Revolving Loan requested under paragraph 7(a)(i) shall be disbursed by Lender in lawful money of the United States of America in immediately available funds, in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from Borrower, and in the case of each subsequent borrowing, by wire transfer to such bank account as may be agreed upon by Borrower and Lender from time to time, or elsewhere if pursuant to a written direction from Borrower; and
(ii) the proceeds of each Revolving Loan requested under paragraph 7(a)(ii) shall be disbursed by Lender by way of direct payment of the relevant interest or other Liability.

          (c) NOTICE OF CONTINUATION AND NOTICE OF CONVERSION.

              (i) Subject to the provisions of clause (iii) hereof and PROVIDED no Event of Default shall have occurred hereunder, Borrower may elect to maintain any borrowing by it consisting of the same Kind of LIBOR Rate Loans, or any portion thereof, as a LIBOR Rate Loan by selecting a new Interest Period for such borrowing, which new Interest Period shall commence on the last day of the then existing Interest Period. Each selection of a new Interest Period (a "Continuation") shall be made on three (3) Business Days prior notice, given by Borrower to Lender not later than 9:30 A.M. (Central Standard time) on the third Business Day preceding the date of any proposed Continuation. If Borrower elects to maintain more than one borrowing consisting of LIBOR Rate Loans of the same Kind by combining such borrowings into one borrowing and selecting a new Interest Period pursuant to this clause, each of the borrowings so combined shall consist of Loans of the same Kind having Interest Periods ending on the same date. If Borrower shall fail to select a new Interest Period for any borrowing by it consisting of LIBOR Rate Loans of the same Kind in accordance with this clause, such LIBOR Rate Loans will automatically convert into Prime Rate Loans.

              (ii) Subject to the provisions of clause (iii) hereof, Borrower may on three (3) Business Days prior notice given to Lender convert the entire amount of or a portion of all Loans of the same Kind and Type into Loans of the same Kind and another Type (a "Conversion"); PROVIDED that no Default or Event of Default shall have occurred hereunder, and PROVIDED FURTHER that any Conversion of any LIBOR Rate Loans into Prime Rate Loans may only be made on the last day of the Interest Period for such LIBOR Rate Loans, and upon Conversion of any Prime Rate Loans into LIBOR Rate Loans, Borrower shall pay accrued interest to the date of Conversion on the principal amount converted on the first day of the following month. Each such notice shall be given not later than 9:30 A.M. (Central Standard time) on the third Business Day preceding the date of any proposed Conversion. Each Conversion of a Prime Rate Loan into a LIBOR Rate Loan shall be in an aggregate amount of not less than $1,000,000 or an integral multiple of $100,000 in excess thereof. Each partial Conversion of a LIBOR Rate Loan into a Prime Rate Loan shall be in such an amount so that the remaining unconverted portion of such LIBOR Rate Loan shall be in an aggregate amount not less than $1,000,000.00 or an integral multiple of $100,00.00 in excess thereof. Borrower may elect to convert the entire amount of or a portion of all Loans made to Borrower of the same Kind and Type comprising more than one borrowing into Loans of the same Kind and another Type by combining such borrowings into one borrowing consisting of Loans of the same Kind and another Type; PROVIDED, HOWEVER, that if the borrowings so combined consist of LIBOR Rate Loans, such LIBOR Rate Loans shall have Interest Periods ending on the same date.

              (iii) Notwithstanding anything contained in clauses (i) and
                    (ii) above to the contrary:

                    A. if Lender is unable to determine the LIBOR Rate for LIBOR
               Rate Loans comprising any requested borrowing, Continuation or Conversion, the right of Borrower to select or maintain LIBOR Rate Loans for such borrowing or any subsequent borrowing shall be suspended until Lender shall notify Borrower that the circumstances causing such suspension no longer exist, and each Loan comprising such borrowing shall be automatically converted into a Prime Rate Loan;

                    B. if at any time Lender shall notify Borrower that the
               LIBOR Rate for Loans comprising such borrowing by Borrower will not adequately reflect the cost to Lender of making such Loans, the right of Borrower to select, maintain, continue or convert to LIBOR Rate Loans for such borrowing shall be suspended until Lender shall notify Borrower that the circumstances causing such suspension no longer exist, and each Loan comprising such borrowing shall be automatically converted into a Prime Rate Loan;

                    C. there shall not be outstanding at any one time more than an aggregate of four (4) LIBOR Rate Loans;

                    D. any LIBOR Rate Loan shall be in a minimum amount of
               $1,000,000 or an integral multiple of $100,000 in excess thereof;

                    E. interest shall be calculated and paid by Borrower on the full amount of each LIBOR Rate Loan borrowed by Borrower at the commencement of the applicable Interest Period, regardless of any reductions in the principal amount of such LIBOR Rate Loan which occur during such Interest Period, and Borrower shall not be credited for any part of such interest until such interest is actually paid by Borrower. To the extent the aggregate repayments of principal on Revolving Loans received by Lender during the pendency of an Interest Period applicable to a then outstanding LIBOR Rate Revolving Loan exceed the aggregate unpaid principal amount of all Prime Rate Revolving Loans outstanding during such Interest Period, Lender shall, to the extent of such excess, credit to a special suspense account the amount of such repayments received during such Interest Period, and at the expiration of such Interest Period, Lender shall apply all such amounts credited to such account against the unpaid principal balance of the LIBOR Rate Revolving

               Loans then outstanding. Borrower shall not earn interest on any credit balance which may be deemed to exist in favor of Borrower by virtue of this clause (E); and

                    F. there shall not be outstanding at any time LIBOR Rate
               Loans with an outstanding principal amount exceeding eighty percent (80%) of the outstanding principal amount of all Loans.

               (iv) Each notice of Continuation or Conversion shall be
                    irrevocable and binding on Borrower. In the case of (w) any borrowing of a Loan, Continuation, or Conversion that the related notice of borrowing, notice of Continuation or notice of Conversion specifies is to be comprised of LIBOR Rate Loans, or (x) any payment of principal of, or Conversion or Continuation of, any LIBOR Rate Loan made other than on the last day of the Interest Period for such Loan as a result of a payment, prepayment, Conversion or Continuation of such Loan or acceleration of the maturity of any of the Liabilities pursuant to paragraph 18 hereof, or for any other reason, then in any such case, upon Lender's demand, Borrower shall pay to Lender and indemnify Lender from and against the following (collectively "Breakage Costs"): (y) any loss, cost or expense incurred by Lender as a result of any failure to fulfill, on or before the date for such borrowing, Continuation or Conversion, the applicable conditions set forth in paragraph 16(b) hereof, and (z) any additional losses, costs or expenses which Lender may reasonably incur as a result of such payment, including, without limitation in each such case, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by Lender to fund the Loan to be made as part of such borrowing, Continuation or Conversion.

          (d) Each payment (including each prepayment) by Borrower on account of the principal of and interest on the Revolving Note or Term Note shall be applied to the Revolving Loans and Term Loans as applicable. Except as expressly provided herein, all payments (including prepayments) to be made by Borrower on account of principal, interest and fees shall be made without set-off or counterclaim and shall be made to Lender to the Payment Office, in each case on or prior to 1:00 P.M. (Central Standard time), in Dollars and in immediately available funds.

     8. GRANT OF SECURITY INTEREST TO LENDER. As security for the payment of all Loans now or in the future made by Lender to Borrower hereunder and for the payment or other satisfaction of all other Liabilities, Borrower hereby assigns and grants to Lender for its benefit a continuing security interest in the following property of Borrower, whether now or hereafter owned, existing, acquired or arising and wherever now or hereafter located: (a) all Accounts (whether or not Eligible Accounts) and all Goods whose sale, lease or other disposition by Borrower has given rise to Accounts and have been returned to or repossessed or stopped in transit by Borrower; (b) all Chattel Paper, Instruments, Documents and General Intangibles; (c) all Inventory (whether or not Eligible Inventory); (d) all Goods (other than Inventory) including, without limitation, Equipment, vehicles and fixtures; (e) all deposits and cash and any other property of Borrower now or hereafter in the possession, custody or control of Lender or any agent or any parent, affiliate or subsidiary of Lender or any participant with Lender in the Loans for any purpose (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise); (f) all Investment Property; (g) all Customer Lists; (h) all Real Property, (i) all of Borrower's right, title and interest, present and future, in and to (1) all patents, trademarks, copyrights, trade names, trade styles, service marks, prints and labels on which said patents, trademarks, copyrights, trade names, trade styles and service marks have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all right, title and interest therein and thereto, and all registrations and recordings thereof, including, without limitation, applications, registrations, and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, and State thereof, or any other country or any political subdivision thereof, all whether now owned or hereafter acquired by Borrower,
(2) all reissues, extensions or renewals thereof and all licenses thereof ("(1)" and "(2)" collectively called "Intellectual Property"), and (3) the goodwill of the business symbolized by each of the Intellectual Property, and all customer lists and other records of Borrower relating to the distribution of products bearing the Intellectual Property; and all additions and accessions to, substitutions for, and replacements, products and proceeds of the foregoing property, including, without limitation, proceeds of all insurance policies insuring the foregoing property, and all of Borrower's books and records relating to any of the foregoing and to Borrower's business.

     9. PRESERVATION OF COLLATERAL AND PERFECTION OF SECURITY INTERESTS THEREIN. Borrower shall, at Lender's request, at any time and from time to time, execute and deliver to Lender such financing statements, documents and other agreements and instruments (and pay the cost of filing or recording the same in all public offices deemed reasonably necessary or desirable by Lender) and do such other acts and things as Lender may deem necessary or desirable in order to establish and maintain a valid, attached and perfected security interest in the Collateral in favor of Lender for its benefit (free and clear of all other liens, claims and rights of third parties whatsoever, whether voluntarily or involuntarily created, except Permitted Liens) to secure payment of the Liabilities, and in order to facilitate the collection of the Collateral. Borrower irrevocably hereby makes, constitutes and appoints Lender (and all Persons designated by Lender for that purpose) as Borrower's true and lawful attorney and agent-in-fact to execute such financing statements, documents and other agreements and instruments and do such other acts and things as may be reasonably necessary to preserve and perfect Lender's security interest in the Collateral. Borrower further agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement shall be sufficient as a financing statement.

     10. POSSESSION OF COLLATERAL AND RELATED MATTERS. Until an Event of Default has occurred, Borrower shall have the right, except as otherwise provided for in this Agreement, in the ordinary course of Borrower's business, to (a) sell, lease or furnish under contracts of service any of Borrower's Inventory normally held by Borrower for any such purpose, (b) use and consume any raw materials, work in process or other materials normally held by Borrower for such purpose, PROVIDED, HOWEVER, that a sale in the ordinary course of business shall not include any transfer or sale in satisfaction, partial or complete, of a debt owed by Borrower; and (c) continue to use the Collateral for any lawful purposes consistent with past practices of Borrower.

     11.   COLLECTIONS.

           (a) ESTABLISHMENT OF LOCKBOX AND BLOCKED ACCOUNT. Borrower shall direct all of its Account Debtors to make all payments on the Accounts directly to a post office box ("Lock Box") with a financial institution acceptable to, and in the name and under exclusive control of Lender. Borrower shall establish an account ("Blocked Account") in Lender's name for the benefit of Borrower with a financial institution acceptable to Lender, into which all payments received in the Lock Box shall be deposited, and into which Borrower will immediately deposit all payments made for Inventory or services sold, leased or rendered by Borrower and received by Borrower in the identical form in which such payments were made, whether by cash or check. If Borrower, any Affiliate or Subsidiary of Borrower, or any shareholder, officer, director, employee or agent of Borrower or any Affiliate or Subsidiary, or any other Person acting for or in concert with Borrower shall receive any monies, checks, notes, drafts or other payments relating to or as proceeds of Accounts or other Collateral, Borrower and each such Person shall receive all such items in trust for, and as the sole and exclusive property of, Lender for its benefit and, immediately upon receipt thereof, shall remit the same (or cause the same to be remitted) in kind to the Blocked Account. Each financial institution with which a Lock Box or Blocked Account is established shall acknowledge and agree, in a manner satisfactory to Lender for its benefit that the amounts on deposit in such Lock Box and such Blocked Account are the sole and exclusive property of Lender, that such financial institution has no right to setoff against such Lock Box or Blocked Account or against any other account maintained by such financial institution into which the contents of such Blocked Account are transferred, and that such financial institution shall wire, or otherwise transfer in immediately available funds in a manner satisfactory to Lender, funds deposited in the Blocked Account on a daily basis as such funds are collected. Borrower agrees that all payments made to the Blocked Account established by Borrower or otherwise received by Lender, whether in respect of the Accounts of Borrower or as proceeds of other Collateral of Borrower or otherwise, will be applied on account of the Revolving Loans and also on account of such other due and payable Liabilities of Borrower as Lender shall determine in accordance with the terms of this Agreement. Borrower agrees to pay all fees, costs and expenses which Borrower incurs in connection with opening and maintaining a Lock Box and Blocked Account. All of such fees, costs and expenses which remain unpaid by Borrower pursuant to any Lock Box or Blocked Account Agreement with Borrower, to the extent same shall have been paid by Lender hereunder, shall constitute Revolving Loans hereunder, shall be payable to Lender for its benefit by Borrower upon demand, and, until paid, shall bear interest at the highest rate then applicable to Revolving Loans hereunder. All checks, drafts, instruments and other items of payment or proceeds of Collateral delivered to Lender in kind shall be endorsed by Borrower to Lender, and, if that endorsement of any such item shall not be made for any reason, Lender is hereby irrevocably authorized to endorse the same on Borrower's behalf. For the purpose of this paragraph, Borrower irrevocably hereby makes, constitutes and appoints Lender (and all Persons designated by Lender for that purpose) as Borrower's true and lawful attorney and agent-in-fact (i) to endorse Borrower's name upon said items of payment and/or proceeds of Collateral of Borrower and upon any Chattel Paper, document, instrument, invoice or similar document or agreement relating to any Account of Borrower or goods pertaining thereto; (ii) to take control in any manner of any item of payment or proceeds thereof; (iii) to have access to any lock box or postal box into which any of Borrower's mail is deposited; and (iv) open and process all mail addressed to Borrower and deposited therein, PROVIDED, HOWEVER, that Lender shall not exercise any such powers described in clauses (ii) and
(iv) unless and until an Event of Default has occurred.

           (b) COLLECTION OF ACCOUNTS. Lender may, at any time and from time to time after the occurrence of an Event of Default, whether before or after notification to any Account Debtor and whether before or after the maturity of any of the Liabilities, (i) enforce collection of any of Borrower's Accounts or contract rights by suit or otherwise; (ii) exercise all of Borrower's rights and remedies with respect to proceedings brought to collect any Accounts; (iii) surrender, release or exchange all or any part of any Accounts of Borrower, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder; (iv) sell or assign any Account of Borrower upon such terms, for such amount and at such time or times as Lender deems advisable; (v) prepare, file and sign Borrower's name on any proof of claim in bankruptcy or other similar document against any Account Debtor indebted on an Account of Borrower; and (vi) do all other acts and things which are necessary, in Lender's sole discretion, to fulfill Borrower's obligations under this Agreement and to allow Lender to collect the Accounts. In addition to any other provision hereof, Lender may at any time on or after the occurrence of an Event of Default, at Borrower's expense, notify any parties obligated on any of the Accounts of Borrower to make payment directly to Lender of any amounts due or to become due thereunder.

           (c) APPLICATION OF PROCEEDS. Lender shall, within two (2) Business Days after receipt by Lender at its office in Chicago, Illinois of cash or other immediately available funds from collections of items of payment and proceeds of any Collateral, apply the whole or any part of such collections or proceeds against the Liabilities in such order as Lender shall determine in its sole discretion.

           (d) ACCEPTANCE OF ASSIGNMENT. In its sole credit judgment, without waiving or releasing any obligation, liability or duty of Borrower under this Agreement or the Other Agreements or any Event of Default, at any time or times hereafter, Lender may (but shall not be obligated to) pay, acquire or accept an assignment of any security interest, lien, encumbrance or claim asserted by any Person in, upon or against the Collateral. All sums paid by Lender in respect thereof and all costs, fees and expenses (including without limitation reasonable attorney fees, all court costs and all other charges relating thereto) incurred by Lender shall constitute Revolving Loans, payable by Borrower to Lender on demand and, until paid, shall bear interest at the highest rate then applicable to Revolving Loans hereunder.

           (e) DELIVERY OF DOCUMENTS AND INSTRUMENTS. Immediately upon Borrower's receipt of any portion of the Collateral evidenced by an agreement, Instrument or Document including, without limitation, any Chattel Paper, Borrower shall deliver the original thereof to Lender together with an appropriate endorsement or other specific evidence of assignment thereof to Lender (in form and substance acceptable to Lender). If an endorsement or assignment of any such items shall not be made for any reason, Lender is hereby irrevocably authorized, as Borrower's attorney and agent-in-fact, to endorse or assign the same on Borrower's behalf.

     12.   SCHEDULES AND REPORTS.

     Borrower shall furnish or cause to be furnished to Lender the following:

           (a) Borrower shall provide Lender with a written report by Wednesday of each week, and on such more frequent basis (which may include daily) as Lender shall request hereafter, reflecting the activity of Borrower with respect to sales, collections of Accounts and credits issued by Borrower for the immediately preceding week (or other period as requested by Lender). Such report shall be in a form and with such specificity as is satisfactory to Lender and shall contain such additional information as Lender may reasonably require concerning Accounts and Inventory included, described or referred to in such daily report and any other documents in connection therewith requested by Lender, including without limitation but only if specifically requested by Lender, copies of all invoices prepared in connection with such Accounts.

           (b) As soon as practicable and in any event within thirty (30) days following the end of each calendar month, (i) statements of income and statements of cash flow of Borrower for each such month and for the period from the beginning of the then current Fiscal Year to the end of such month, (ii) balance sheets of Borrower as of the end of such month, and (iii) with respect to such statements of income and balance sheets, in comparative form, figures for the corresponding periods in the preceding Fiscal Year, all in reasonable detail and certified by the chief financial officer of Borrower that such statements fairly present the financial condition of Borrower in accordance with GAAP, subject to changes resulting from normal and recurring year-end adjustments that individually and in the aggregate are not material to the business of Borrower and the absence of footnotes, together with detailed computations of Borrower's compliance with the covenants set forth in this Agreement.

           (c) As soon as practicable and in any event (1) on Tuesday of each week, a Borrowing Base Certificate (which shall be calculated as of Saturday of the immediately preceding week and which shall not be binding upon Lender or restrictive of Lender's rights under this Agreement), and (2) within fifteen
(15) days following the end of each calendar month and at such other times as may be requested by Lender from time to time (but, prior to the occurrence of an Event of Default, not more frequently than twice in any calendar month), (i) a schedule identifying by age each Account of Borrower together with copies of the invoices when requested by Lender (with evidence of shipment attached) pertaining to each such Account and a schedule identifying by age each account payable of Borrower, (ii) a detailed aged trial balance of Borrower's Accounts ("Accounts Trial Balance") in form and substance satisfactory to Lender in its reasonable discretion, including, without limitation, the names and addresses of all Account Debtors of Borrower, (iii) a summary and detail of accounts payable (such Accounts and accounts payable divided into such time intervals as Lender may require in its reasonable discretion), including a listing of any held checks, (iv) such additional schedules, certificates, reports and information with respect to the Collateral as Lender may from time to time reasonably require; (v) a copy of any statement received by Borrower in connection with the Lockbox and/or the Blocked Account; (vi) an assignment of any or all items of Collateral to Lender and (vii) the general ledger inventory account balance, a perpetual inventory report and Lender's standard form of Inventory report then in effect, for Borrower by each category of Inventory, together with a description of the change in each category of Inventory, in each case, for such immediately preceding month (or other applicable period). Lender, through its officers, employees or agents, shall have the right, at any time and from time to time in Lender's name, in the name of a nominee of Lender or in Borrower's name, to verify the validity, amount or any other matter relating to any of Borrower's Accounts, by mail, telephone, telegraph or otherwise. Borrower shall reimburse Lender, on demand, for all reasonable costs, fees and expenses incurred by Lender in this regard. Borrower shall immediately notify Lender of any event causing material loss or depreciation in value of Borrower's Inventory (other than normal depreciation occurring in the ordinary course of business).

           (d) As soon as practicable and in any event within ninety (90) days after the end of each Fiscal Year commencing with the Fiscal Year ending December 31, 2001 (i) statements of income of Borrower for such Fiscal Year, and a balance sheet of Borrower as of the end of such Fiscal Year, and (ii) statements of cash flow of Borrower for such Fiscal Year, all setting forth in comparative form, corresponding figures for the period covered by the preceding annual audit and as of the end of the preceding Fiscal Year, such statements to be presented in accordance with Borrower's normal method of accounting for Inventory and (if Borrower uses the LIFO method) on a pre-tax FIFO basis, all in reasonable detail and in accordance with GAAP and examined and reported on by independent certified public accountants of recognized national standing selected by Borrower and satisfactory to Lender, whose opinion shall be unqualified and shall be in accordance GAAP, in form and substance reasonably satisfactory to Lender.

           (e)   As soon as practicable and in any event not later than thirty
(30) days prior to the beginning of each Fiscal Year commencing with the Fiscal Year ending December 31, 2002 projected balance sheets, statements of income and cash flow for Borrower, for each of the twelve (12) months during such Fiscal Year, which shall include the assumptions used therein, together with appropriate supporting details as requested by Lender (hereinafter referred to as "Projections").

           (f) As soon as practicable and in any event within ten (10) days of delivery to Borrower, a copy of any letter issued by Borrower's independent public accountants or other management consultants with respect to Borrower's financial or accounting systems or controls, including all so-called "management letters".

           (g) In conjunction with the delivery of the annual presentation of projections or budgets referred to in subparagraph (e) above, a letter signed by the president or a vice president of Borrower and by the treasurer or chief financial officer of Borrower, describing, comparing and analyzing, in detail, all changes and developments between the anticipated financial results included in such projections or budgets and the historical financial statements of Borrower.

           (h) As soon as practicable and in any event at the end of each Fiscal Year or as Lender may otherwise reasonably request (but, prior to the occurrence of an Event of Default, not more frequently than quarterly), a complete and accurate update of the Customer Lists.

           (i) With reasonable promptness, such other business or financial data, reports, appraisals and projections as Lender may reasonably request.

           All financial statements delivered to Lender pursuant to the requirements of this paragraph (except where otherwise expressly indicated) shall be prepared in accordance with GAAP as provided in this Agreement. Together with each delivery of financial statements required by SUBPARAGRAPHS
(b) AND (d) above, Borrower shall deliver to Lender an officer's certificate in the form attached hereto as EXHIBIT D, which shall include a calculation of financial covenants in the schedule attached to such Officer's Certificate in form satisfactory to Lender. Together with each delivery of annual financial statements required by PARAGRAPH (d) above, Borrower shall deliver to Lender a certificate of the accountants who performed the audit in connection with such statements stating that in making the audit necessary to the issuance of a report on such financial statements, they have obtained no knowledge of any Event of Default, or, if such accountants have obtained knowledge of an Event of Default, specifying the nature and period of existence thereof and such certificates shall contain or have appended thereto calculations which set forth Borrower's compliance with the financial covenants set forth herein.

           (j) All schedules, certificates, reports and assignments and other items delivered by Borrower to Lender hereunder shall be executed by an authorized representative of Borrower and shall be in such form and contain such information as Lender shall reasonably request. Borrower shall deliver from time to time such other schedules and reports pertaining to the Collateral of Borrower as Lender may reasonably request.

     13.   TERM.

           (a) This Agreement shall be in effect from the date hereof until June 13, 2004 (the "Term") unless the due date of the Liabilities is accelerated pursuant to paragraph 18 hereof, in which case this Agreement shall terminate on the date thereafter that the Liabilities are paid in full, PROVIDED, HOWEVER, that the security interests and liens created under this Agreement and the Other Agreements shall survive such termination until the date upon which payment and satisfaction in full of the Liabilities shall have occurred. At such time as Borrower has repaid all of the Liabilities and this Agreement has terminated, Borrower shall deliver to Lender a release, in form and substance reasonably satisfactory to Lender, of all obligations and liabilities of Lender and its officers, directors, employees, agents, parents, subsidiaries and affiliates to Borrower, and if Borrower is obtaining new financing from another lender, Borrower shall deliver such lender's indemnification of Lender, in form and substance reasonably satisfactory to Lender, for checks which Lender has credited to Borrower's account, but which subsequently are dishonored for any reason.

           (b) If, for any reason, this Agreement is terminated prior to the end of the Term and Borrower prepays all or any portion of the Liabilities (which prepayment by Borrower must be upon ninety (90) days' prior written notice to Lender), Borrower agrees to pay to Lender for its benefit, as a prepayment fee, in addition to the payment of all other Liabilities owing by Borrower, an amount equal to (x) one percent (1%) of the Total Credit Facility if this Agreement is terminated during the first Contract Year; and (y) one half percent (.50%) of the Total Credit Facility if this Agreement is terminated during the second Contract Year. In light of the extreme difficulty of accurately calculating actual damages arising out of any early termination and prepayment, Lender and Borrower have agreed that the prepayment fee provided for above is a reasonable estimate of actual damages that would be incurred by Lender.

     14. REPRESENTATIONS AND WARRANTIES. Borrower hereby makes the following representations, warranties and covenants:

           (a)   (i)     Borrower has furnished to Lender a balance sheet of
                         Borrower as of the Closing Date ("Pro Forma Balance
                         Sheet") as set forth on EXHIBIT 14(a)(i) attached hereto and made a part hereof. The Pro Forma Balance
                         Sheet is accurate, complete and correct and fairly reflects the financial condition of Borrower as of the Closing Date after giving effect to the Transactions, and has been prepared in accordance with GAAP, consistently applied. The Pro Forma Balance Sheet has been certified by the President and Chief Financial
                         Officer of Borrower as accurate, complete and correct and fairly reflecting of the financial condition of the Borrower on the

                         Closing Date after giving effect to the Transaction and as prepared in accordance with GAAP, consistently applied.

                 (ii) Borrower has furnished to Lender (1) balance sheets, income statements and cash flow projections of Borrower reflected monthly for the period beginning June 1, 2001 and ending May 31, 2002 as set forth on EXHIBIT 14(a)(ii)(1) attached hereto and made a part hereof,
                         (2) balance sheets, income statements and cash flow projections of Borrower reflected annually for 2002, 2003 and the first six months of 2004 as set forth on
                         EXHIBIT 14(a)(ii)(2) attached hereto and made a part hereof, and (3) an availability schedule for the period ending May 31, 2001 in the form attached hereto as
                         SCHEDULE 14(a)(ii)(3). The financial statements described in clauses (1) and (2) of the first sentence of this paragraph were prepared by or under the directions of the Controller of Borrower and reflect, as of the Closing Date, the reasonable estimates of Borrower of the information projected therein, based on the assumptions accompanying such projections.

           (b) the office where Borrower keeps its books, records and accounts (or copies thereof) concerning the Collateral, Borrower's principal place of business and all of Borrower's other places of business, locations of Collateral (including locations where Borrower's raw materials, work in process and finished goods are regularly or periodically manufactured, stored or otherwise located) and post office boxes are as set forth in EXHIBIT A; Borrower shall promptly (but in no event less than ten (10) days prior thereto) advise Lender in writing of the proposed opening of any new place of business, the closing of any existing place of business, any change in the location of Borrower's books, records and accounts (or copies thereof) or the opening or closing of any post office box of Borrower;

           (c) the Collateral, including without limitation the Equipment (except any part thereof which prior to the date of this Agreement Borrower shall have advised Lender in writing consists of Collateral normally used in more than one state) is and shall be kept, or, in the case of vehicles, based, only at the addresses set forth on the first page of this Agreement or on EXHIBIT A, and at other locations within the continental United States of which Lender has been advised by Borrower in writing;

           (d) Borrower shall immediately give written notice to Lender of any use of any Goods in any state or county other than a state or county in which Borrower has previously advised Lender such Goods shall be used, and such Goods shall not, unless Lender shall otherwise consent in writing, be used outside of the continental United States;

           (e) no security agreement, financing statement or analogous instrument exists or shall exist with respect to any of the Collateral other than any security agreement, financing statement or analogous instrument evidencing Permitted Liens;

           (f) each Account or item of Inventory which Borrower shall, expressly or by implication, request Lender to classify as an Eligible Account or as Eligible Inventory, respectively, shall, as of the time when such request is made, conform in all respects to the requirements of such classification as set forth in the respective definitions of Eligible Account and Eligible Inventory and as otherwise established by Lender from time to time, and Borrower shall promptly notify Lender in writing if any such Eligible Account or Eligible Inventory shall subsequently become ineligible;

           (g) Borrower is and shall at all times during the Term be the lawful owner of all Collateral now purportedly owned or hereafter purportedly acquired by Borrower, free from all liens, claims, security interests and encumbrances whatsoever, whether voluntarily or involuntarily created and whether or not perfected, other than the Permitted Liens;

           (h) Borrower has the right and power and is duly authorized and empowered to enter into, execute and deliver this Agreement and the Other Agreements and perform its obligations hereunder and thereunder; Borrower's execution, delivery and performance of this Agreement and the Other Agreements does not and shall not conflict with the provisions of any statute, regulation, ordinance or rule of law, or any agreement, contract or other document which may now or hereafter be binding on Borrower, or Borrower's certificate of incorporation, by-laws or other applicable documents relating to Borrower's organization or to the conduct of Borrower's business, and Borrower's execution, delivery and performance of this Agreement and the Other Agreements shall not result in the imposition of any lien or other encumbrance upon any of Borrower's property under any existing indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument by which Borrower or any of its property may be bound or affected other than pursuant to this Agreement and the Other Agreements;

           (i) there are no actions or proceedings which are pending or, to the best of Borrower's knowledge, threatened against Borrower which are reasonably likely to have a Material Adverse Effect and Borrower shall, promptly upon becoming aware of any such pending or threatened action or proceeding, give written notice thereof to Lender;

           (j) Borrower has obtained all licenses, authorizations, approvals and permits, the lack of which would have a material adverse effect on the operation of its business, and Borrower is and shall remain in compliance in all material respects with all applicable federal, state, local and foreign statutes, orders, regulations, rules and ordinances (including, without limitation, statutes, orders, regulations, rules and ordinances relating to taxes, employer and employee contributions and similar items, securities, employee retirement and welfare benefits, employee health and safety or environmental matters), the failure to comply with which would be reasonably likely to have a Material Adverse Effect;

           (k) all written information now, heretofore or hereafter furnished by Borrower to Lender is and shall be true and correct in all material respects as of the date with respect to which such information was or is furnished (except for financial projections, which have been prepared in good faith based upon reasonable assumptions);

           (l) Borrower is not conducting, permitting or suffering to be conducted, nor shall it conduct, permit or suffer to be conducted, any activities pursuant to or in connection with which any of the Collateral is now, or will (while any Liabilities remain outstanding) be owned by any Affiliate;

           (m) Borrower's name has always been as set forth on the first page of this Agreement and Borrower uses no tradenames or division names in the operation of its business, except as otherwise set forth on Schedule (14)(m); Borrower shall notify Lender in writing thirty (30) days prior to the change of its name or the use of any tradenames or division names not set forth in
Schedule 14(m);

           (n) with respect to Borrower's Equipment: (i) Borrower has good and indefeasible and marketable title to and ownership of all Equipment; (ii) Borrower shall keep and maintain all material Equipment in good operating condition and repair and shall make all necessary replacements thereof and renewals thereto so that the value and operating efficiency thereof shall at all times be preserved and maintained, ordinary wear and tear excepted; (iii) Borrower shall not permit any such items to become a fixture to real estate or an accession to other personal property; (iv) from time to time Borrower may sell, exchange or otherwise dispose of obsolete, unused or worn out Equipment, but only to the extent provided in paragraph 5(a)(i) hereof; and (v) Borrower, immediately on demand by Lender, shall deliver to Lender any and all evidence of ownership of, including, without limitation, certificates of title and applications of title to, any material Equipment;

           (o) this Agreement and the Other Agreements to which Borrower is a party are the legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights of creditors generally;

           (p) Borrower is solvent, is able to pay its debts as they become due and has capital sufficient to carry on its business, now owns property having a value both at fair valuation and at present fair saleable value greater than the amount required to pay its debts, and will not be rendered insolvent by the execution and delivery of this Agreement or any of the Other Agreements or by completion of the transactions contemplated hereunder or thereunder;

           (q) Borrower is not now obligated, whether directly or indirectly, for any loans or other indebtedness for borrowed money other than (i) the Liabilities; (ii) indebtedness disclosed to Lender on SCHEDULE 14(q); (iii) unsecured indebtedness to trade creditors arising in the ordinary course of Borrower's business; and (iv) unsecured indebtedness arising from the endorsement of drafts and other instruments for collection, in the ordinary course of Borrower's business;

           (r) Borrower does not own any margin securities, and none of the proceeds of the Loans hereunder shall be used for the purpose of purchasing or carrying any margin securities or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase any margin securities or for any other purpose not permitted by Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time;

           (s) except as otherwise disclosed on SCHEDULE 14(s), Borrower has no Parents, Subsidiaries or divisions, nor is Borrower engaged in any joint venture or partnership with any other Person;

           (t) Borrower is duly organized and in good standing in its state of organization and Borrower is duly qualified and in good standing in all states where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary, except for such other states in which the failure to so qualify would not have a Material Adverse Effect, and Borrower has delivered to Lender true and complete copies of its Certificate of Incorporation and By-Laws as in effect on the Closing Date;

           (u) Borrower is not in default under any material contract, lease or commitment to which it is a party or by which it is bound, nor does Borrower know of any dispute regarding any contract, lease or commitment which is material to the continued financial success and well-being of Borrower;

           (v) there are no controversies pending or threatened between Borrower and any of its employees, other than employee grievances arising in the ordinary course of business which are not, in the aggregate, material to the continued financial success and well-being of Borrower, and Borrower is in compliance in all material respects with all federal and state laws respecting employment and employment terms, conditions and practices, except where the failure to so comply would not have a Material Adverse Effect;

           (w) Borrower possesses, and shall continue to possess, adequate licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, tradestyles and tradenames to continue to conduct its business as heretofore conducted by it and all of such items currently owned or utilized by Borrower are listed on SCHEDULE 14(w);

           (x) The proceeds of the Loans shall be used (i) to pay indebtedness (including warrant obligations) of Borrower due to Bank of America in a maximum aggregate amount of $3,800,000.00, and (ii) for Borrower's general working capital purposes.

           (y) Except to the extent that the failure of any of the following to be true and accurate, would not be reasonably likely to result in a Material Adverse Effect, no Benefit Plan was in violation in any material respect of any of the provisions of ERISA or any of the qualification requirements of Section 401(a) of the IRC within the immediately preceding five year period, no non-exempt Prohibited Transaction or Reportable Event has occurred with respect to any Benefit Plan, no Benefit Plan has been the subject of a waiver of the minimum funding standard under Section 412 of the IRC, no Benefit Plan has experienced an accumulated funding deficiency under Section 412 of the IRC, no Lien has been imposed upon the Borrower or any ERISA Affiliate under Section 412(n) of the IRC, no Benefit Plan has been amended in such a way that the security requirements of Section 401(a)(29) of the IRC apply, no notice of intent to terminate a Benefit Plan has been distributed to affected parties or filed with the PBGC under Section 4041 of ERISA, no Benefit Plan has been terminated under Section 4041(e) of ERISA, the PBGC has not instituted proceedings to terminate, or appoint a trustee to administer, a Benefit Plan and no event has occurred or condition exists which might reasonably constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan, neither Borrower nor any ERISA Affiliate would be liable for any amount in the aggregate pursuant to Section 4062, 4063 or 4064 of ERISA if all Benefit Plans terminated as of the most recent valuation dates of such Benefit Plans; neither Borrower nor any ERISA Affiliate of Borrower maintains any employee welfare benefit plan, as defined in
Section 3(1) of ERISA, which provides any benefits to an employee or the employee's dependents with respect to claims incurred after the employee separates from service other than is required by applicable law; and neither Borrower nor any ERISA Affiliate of Borrower has incurred or expects to incur any withdrawal liability to any Multiemployer Plan and after the Closing Date, none of the above-described events shall occur which are reasonably likely to result in Material Adverse Effect;

           (z) On the Closing Date, Borrower has no material liabilities (accrued, absolute, contingent, unliquidated or otherwise, including, without limitation, any tax, warranty or product liabilities) which are, or indebtedness which is, not fully reflected or provided for in accordance with GAAP on the Pro Forma Balance Sheet as of the Closing Date and the Borrower does not know of any basis for the assertion against Borrower of any material liabilities of Borrower which are not adequately reflected or reserved against on the Pro Forma Balance Sheet;

           (aa)  Except as set forth on SCHEDULE 14(aa) attached hereto,

                 (i) Borrower is in compliance with, and its facilities, business, assets, property, leaseholds and Equipment are in compliance in all material respects with, the applicable provisions of the Federal Occupational Safety and Health Act, the Environmental Protection Act, RCRA and all other applicable Environmental Laws; there are no outstanding citations, notices or orders of non-compliance issued to Borrower or relating to its business, assets, property, leaseholds or Equipment under any such laws, rules or regulations;

                 (ii) Borrower holds all required federal, state and local licenses, certificates or permits required under applicable Environmental Laws to operate its business;

                 (iii) (1) There are no visible signs of releases, spills, discharges, leaks or disposal (collectively referred to as "Releases") of Hazardous Substances at, upon, under or within any Real Property; (2) there are no underground storage tanks or polychlorinated biphenyls on the Real Property; (3) the Real Property has never been used as a treatment, storage or disposal facility of Hazardous Waste; and (4) no Hazardous Substances are present on the Real Property or any premises leased by Borrower, excepting such quantities as are handled in accordance with all applicable manufacturer's instructions and Environmental Laws and in proper storage containers and as are necessary for the operation of the commercial business of Borrower or of its tenants; and

           (bb) Borrower is not involved in any labor dispute, there are no strikes or walkouts or union organization of Borrower's employees threatened or in existence and no labor contract is scheduled to expire during the Term other than as set forth on SCHEDULE 14(bb) attached hereto.

           Borrower represents, warrants and covenants to Lender that all representations, warranties and covenants of Borrower contained in this Agreement (whether appearing in paragraphs 14 or 15 hereof or elsewhere) shall be true at the time of Borrower's execution of this Agreement, shall survive the execution, delivery and acceptance hereof by the parties hereto and the closing of the transactions described herein or related hereto, shall remain true until the repayment in full of all of the Liabilities and termination of this Agreement, and shall (other than the representation set forth in clause (z) above) be remade by Borrower at the time each Revolving Loan is made and each Letter of Credit is issued pursuant to this Agreement.

     15. COVENANTS. Until payment or satisfaction in full of all Liabilities and termination of this Agreement, unless Borrower obtain Lender's prior written consent waiving or modifying any of Borrower's covenants hereunder in any specific instance, Borrower agrees as follows:

           (a) Borrower shall at all times keep accurate and complete books, records and accounts with respect to all of Borrower's business activities, in accordance with sound accounting practices and generally accepted accounting principles consistently applied, and shall keep such books, records and accounts, and any copies thereof, only at the addresses indicated for such purpose on EXHIBIT A;

           (b) Lender, or any Persons designated by it, shall have the right, at any time (but, prior to the occurrence of an Event of Default, upon not less than three (3) Business Days notice), in the exercise of its commercially reasonable credit judgment, to call at Borrower's places of business at any reasonable times during Borrower's normal business hours, and, without hindrance or delay, to inspect the Collateral and to inspect, audit, check and make extracts from Borrower's books, records, journals, orders, receipts and any correspondence and other data relating to Borrower's business, the Collateral or any transactions between the parties hereto, and shall have the right to make such verification concerning Borrower's business as Lender may consider reasonable under the circumstances. Borrower shall furnish to Lender such information relevant to Lender's rights under this Agreement as Lender shall at any time and from time to time reasonably request. Borrower authorizes Lender to discuss the affairs, finances and business of Borrower with any officers or directors of Borrower or any Affiliate, or with those employees of Borrower with whom Lender has determined in its commercially reasonable judgment to be necessary or desirable to converse, and to discuss the financial condition of Borrower with Borrower's independent public accountants. Any such discussions shall be without liability to Lender or to such accountants. Borrower shall pay to or reimburse Lender for all reasonable fees, costs, and out-of-pocket expenses incurred by Lender in the exercise of its rights hereunder (in addition to the fees payable by Borrower pursuant to paragraph 6(g) hereof in connection with Lender's examination of Borrower's books and records and Collateral) and all of such costs, fees and expenses shall constitute Revolving Loans hereunder, shall be payable on demand and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder;

           (c)   (i)     Borrower shall: keep the Collateral properly stored and
                         shall keep the Collateral insured against such risks and in such amounts as are customarily insured against by Persons engaged in businesses similar to that of Borrower with such companies, in such amounts and under policies in such form as shall be reasonably satisfactory to Lender. Originals or certified copies of such policies of insurance have been or shall be delivered to Lender on the Closing Date, together with evidence of payment of all premiums therefor, and shall contain an endorsement, in form and substance acceptable to Lender, showing loss under such insurance policies payable to Lender. Such endorsement, or an independent instrument furnished to Lender, shall provide that the insurance company shall give Lender at least thirty (30) days written notice before any such policy of insurance is altered or cancelled and that no act, whether willful or negligent, or default of Borrower or any other Person shall affect the right of Lender to recover under such policy of insurance in case of loss or damage. Borrower hereby directs all insurers under such policies of insurance to pay all proceeds payable thereunder directly to Lender for its benefit as their respective interests may appear.
                         Borrower irrevocably, makes, constitutes and appoints
                         Lender (and all officers, employees or agents designated by Lender) as Borrower's true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and making all determinations and decisions with respect to such policies of insurance, PROVIDED, HOWEVER, that Lender shall exercise such rights only upon the occurrence of an Event of Default;

                 (ii) Borrower shall maintain, at its expense, such public liability and third party property damage insurance as is customary for Persons engaged in businesses similar to that of Borrower with such companies and in such amounts, with such deductibles and under policies in such form as shall be reasonably satisfactory to Lender and originals or certified copies of such policies have been or shall be delivered to Lender on the Closing Date, together with evidence of payment of all premiums therefor; each such policy shall contain an endorsement showing Lender as additional insured thereunder and providing that the insurance company shall give Lender at least thirty (30) days written notice before any such policy shall be altered or cancelled;

                 (iii) Borrower shall maintain at its expense, key person life insurance on the life of Gay Burke in the amount of at least $1,000,000.00; such policy shall be assigned to Lender for its benefit as collateral security for the payment of the Liabilities pursuant to a collateral assignment of life insurance policy in form and substance acceptable to Lender, and such assignment shall be duly recorded with the applicable life insurance company; and

                 (iv) If Borrower at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, then Lender, without waiving or releasing any obligation or default by Borrower hereunder, may (but shall be under no obligation to) obtain and maintain such policies of insurance and pay such premiums and take such other actions with respect thereto as Lender reasonably deems advisable. All sums disbursed by Lender in connection with any such actions, including, without limitation, court costs, expenses, other charges relating thereto and reasonable attorneys' fees, shall constitute Revolving Loans hereunder and, until paid, shall bear interest at the highest rate then applicable to Revolving Loans hereunder;

           (d) Borrower shall not use the Collateral, or any part thereof, in any unlawful business or for any unlawful purpose or use or maintain any of the Collateral in any manner that does or could reasonably be expected to result in material damage to the environment or a violation of any applicable environmental laws, rules or regulations; Borrower shall keep the Collateral in good condition, repair and order, ordinary wear and tear excepted; Borrower shall not permit the

Collateral, or any part thereof, to be levied upon under execution, attachment, distraint or other legal process; Borrower shall not sell, lease, grant a security interest in or otherwise dispose of any of the Collateral except as expressly permitted by this Agreement; and Borrower shall not secrete or abandon any of the Collateral, or remove or permit removal of any of the Collateral from any of the locations listed on EXHIBIT A or in any written notice to Lender pursuant to paragraph 14 hereof, except for the removal of Inventory sold in the ordinary course of Borrower's business as permitted herein and sales or other dispositions of Collateral contemplated by Paragraph 5(a);

           (e) all monies and other property obtained by Borrower from Lender pursuant to this Agreement will be used solely for the purposes set forth herein;

           (f) Borrower shall, at the request of Lender, indicate on its records concerning the Collateral a notation, in form satisfactory to Lender, of the security interest of Lender hereunder, and Borrower shall not maintain duplicates or copies of such records at any address other than Borrower's principal place of business set forth on the first page of this Agreement; PROVIDED, HOWEVER, that Borrower, in the ordinary course of its business, may furnish copies of such records to its accountants, attorneys and other agents or advisors as it may determine to be necessary or desirable, in the exercise of its commercially reasonable judgment;

           (g) Borrower shall file all required tax returns and pay all of its taxes when due, including, without limitation, taxes imposed by federal, state or municipal agencies, and shall cause any liens for taxes to be promptly released; PROVIDED, that Borrower shall have the right to contest the payment of such taxes in good faith by appropriate proceedings so long as (i) the amount so contested is shown on Borrower's financial statements, (ii) the contesting of any such payment does not give rise to a lien for taxes, (iii) upon the occurrence of an Event of Default, Borrower keeps on deposit with Lender (such deposit to be held without interest) an amount of money which, in the sole judgment of Lender, is sufficient to pay such taxes and any interest or penalties that may accrue thereon, and (iv) if Borrower fails to prosecute such contest with reasonable diligence, Lender may apply the money so deposited in payment of such taxes. If Borrower fails to pay any such taxes and in the absence of any such contest by Borrower, Lender may (but shall be under no obligation to) advance and pay any sums required to pay any such taxes and/or to secure the release of any lien therefor, and any sums so advanced by Lender shall constitute Revolving Loans hereunder, shall be payable by Borrower to Lender on demand, and, until paid, shall bear interest at the highest rate then applicable to Revolving Loans hereunder;

           (h) Borrower shall not (i) incur, create, assume or suffer to exist any indebtedness other than (A) indebtedness arising under this Agreement, (B) unsecured indebtedness owing in the ordinary course of business to trade suppliers arising on or after the Closing Date, and (C) any other indebtedness described in paragraphs 14(q)(ii), (iii), and (iv) hereof; or (ii) assume, guarantee or endorse, or otherwise become liable in connection with, the obligations of any Person, except by endorsement of instruments for deposit or collection or similar transactions in the ordinary course of business;

           (i) Borrower shall not enter into any merger or consolidation, or sell, lease or otherwise dispose of all or substantially all of its assets; Borrower shall not create or acquire any new Subsidiary or Affiliate or issue any shares of, or warrants or other rights to receive or purchase any shares of, any class of its stock; Borrower shall not enter into any transaction outside the ordinary course of Borrower's business;

           (j) Except as otherwise permitted by paragraph 5(b)(ii) above, Borrower shall not (i) except as otherwise permitted below declare or pay any dividend or other distribution (whether in cash or in kind) on, purchase, redeem or retire any shares of any class of its stock, or make any payment on account of, or set apart assets for the repurchase, redemption, defeasance or retirement of, any class of its stock; (ii) make any optional payment or prepayment on or redemption (including without limitation by making payments to a sinking fund or analogous fund) or repurchase of any indebtedness for borrowed money other than indebtedness pursuant to this Agreement; (iii) pay any management or similar fees to any Person, except for management fees to Security Capital Corporation pursuant to that certain Management Advisory Services Agreement dated as of June 27, 1997 between Borrower and Security Capital Corporation; (iv) make any loan in excess of $1,000.00 to any Person at any time except travel, entertainment and relocation advances to Borrower's employees in the ordinary course of business consistent with past practices; or (v) make any payment to PCG, Inc. or any other party pursuant to the Asset Purchase Agreement dated June 27, 1997 among Pumpkin Ltd. d/b/a Pumpkin Masters, Inc., Pumpkin Masters Holdings, Inc. and Security Capital Corporation or the transactions contemplated thereby except for Additional Payments pursuant to and as defined in such Asset Purchase Agreement not to exceed $160,000 per year on an accrual basis. Notwithstanding the foregoing, Borrower shall be permitted to make distributions to its shareholders in lieu of taxes pursuant to, and in accordance with the terms of the Consolidated Income Tax Sharing Agreement, dated as of May 17, 1996, by and between Possible Dreams, Ltd. and Security Capital Corporation and the Joinder Agreement dated as of June 27, 1997 among Security Capital Corporation, Pumpkin Masters Holdings, Inc. and Borrower provided that (1) such distributions in lieu of taxes shall be made in accordance with the following schedule: not more than $100,000.00 at the end of Borrower's first fiscal quarter (provided that a reserve against availability shall be established for such payment); not more than an additional $100,000.00 at the end of Borrower's second fiscal quarter (provided that a reserve against availability shall be established for such payment) and the balance payable (and the above described reserves against availability eliminated) at such time as Borrower has completed its seasonal selling period and has realized (on a cash basis) the profits giving rise to such distributions in lieu of taxes; (2) at the time of payment no Event of Default shall have occurred hereunder at any time, and (3) the making of such distribution in lieu of taxes shall not cause the aggregate outstanding balance of the Revolving Loans to exceed the limits set forth in Section 2(b) above or cause the Borrower to be out of compliance with any covenant or other requirement or obligation contained herein. Notwithstanding the foregoing, Borrower shall also be permitted to make payments to John Bardeen and Kea Bardeen under employment and consulting agreements and in reimbursement of reasonable business expenses incurred on behalf of Borrower in the ordinary course of business, PROVIDED THAT such payments do not exceed $200,000.00 per year in the aggregate;

           (k) Borrower shall not make any investment in any Person, whether in cash, securities or other property of any kind, other than investments in Cash Equivalents;

           (l) Borrower shall not amend its charter, by-laws or any shareholder's agreement or change its Fiscal Year;

           (m) Borrower shall not enter into or maintain any transaction or agreement with its Affiliates, except in the ordinary course of business in a manner and to an extent consistent with past practices of Borrower and necessary or desirable for the prudent operation of its business and upon fair and reasonable terms no less favorable to Borrower than would be obtained by Borrower in a comparable arms-length transaction with a Person who is not an Affiliate of Borrower;

           (n) Borrower shall not (i) (x) maintain, or permit any ERISA Affiliate to maintain, or (y) become obligated to contribute, or permit any ERISA Affiliate to become obligated to contribute, to any Benefit Plan, (ii) engage, or permit any ERISA Affiliate to engage, in any non-exempt "prohibited transaction", (iii) incur, or permit any ERISA Affiliate to incur, any "accumulated funding deficiency", as that term is defined in Section 302 of ERISA or Section 412 of the IRC, (iv) terminate, or permit any ERISA Affiliate to terminate, any Benefit Plan in a manner which could result in any material liability of Borrower or any ERISA Affiliate or the imposition of a lien on the property of Borrower or any ERISA Affiliate pursuant to Section 4068 of ERISA,
(v) assume, or permit any ERISA Affiliate to assume, any obligation to contribute to any Multiemployer Plan, (vi) incur, or permit any ERISA Affiliate to incur, any withdrawal liability to any Multiemployer Plan; (vii) fail promptly to notify Lender of the occurrence of any Termination Event, (viii) fail to comply, in all material respects, or permit a ERISA Affiliate to fail to comply, in all material respects, with the requirements of ERISA or IRC or other applicable laws in respect of any Benefit Plan, (ix) fail to meet, or permit any ERISA Affiliate to fail to meet, all minimum funding requirements under ERISA or IRC or postpone or delay or allow any ERISA Affiliate to postpone or delay any funding requirement with respect of any Benefit Plan except as permitted by applicable laws, in each event set forth in clauses (i) through (ix) which would be reasonably likely to result in a Material Adverse Effect;

           (o) Borrower shall maintain and keep in full force and effect each of the financial covenants set forth below. The calculation and determination of each such financial covenant, and all accounting terms contained therein, shall be so calculated and construed in accordance with GAAP, applied on a basis consistent with the financial statements of Borrower delivered on or before the Closing Date:

                 (i) Net Worth. Borrower shall maintain as of the end of (A) the fiscal quarter ending June 30, 2001 (the "base quarter") a Net Worth of not less than Four Million Eight Hundred Fifty Thousand dollars ($4,850,000.00) and (B) each fiscal quarter thereafter (each a "current quarter"), a Net Worth of not less than the sum of (1) Four Million Eight Hundred Fifty Thousand dollars ($4,850,000.00) and (2) an aggregate amount equal to fifty percent (50%) of the net income after taxes of Borrower for each fiscal quarter commencing with the base quarter through and including the then current quarter, provided, however, that such aggregate amount shall not be reduced by the amount of any net loss before taxes of Borrower for any preceding fiscal quarter.

                 (ii) DEBT SERVICE COVERAGE RATIO. Borrower shall maintain as of September 30, 2001 with respect to the three (3) fiscal quarters then ended and, thereafter, as of the end of each fiscal quarter with respect to the four (4) fiscal quarters then ended a Debt Service Coverage Ratio of not less than 1.0 to 1.0.

                 (iii) Capital Expenditures. Borrower shall not make Capital Expenditures of an aggregate amount of more than Three Hundred Thousand dollars ($300,000.00) during any Fiscal Year.

                 (iv) Minimum EBITDA. Borrower shall maintain EBITDA of not less than the amounts shown opposite such fiscal quarter calculated on a rolling twelve-month basis (except as otherwise noted below), for each twelve-month period (except as otherwise noted below) ending on the last day of each such fiscal quarter:

                         Fiscal Quarter Ended                    Minimum EBITDA
                         September 30, 2001 (9 month period)     $ 3,500,000.00
                         December 31, 2001                       $ 2,600,000.00
                         March 31, 2002                          $ 2,600,000.00
                         June 30, 2002                           $ 2,650,000.00
                         September 30, 2002                      $ 2,865,000.00
                         December 31, 2002 and thereafter        $ 2,865,000.00

           (p) Borrower shall reimburse Lender for all reasonable costs and expenses including, without limitation, legal expenses and reasonable attorneys' fees (both in-house and outside counsel), incurred by Lender in connection with the documentation and consummation of this transaction and any other transactions between Borrower and Lender, including, without limitation, UCC and other public record searches, lien filings, Federal Express or similar express or messenger delivery, appraisal costs, surveys, title insurance and environmental audit or review costs, and in seeking to collect, protect or enforce any rights in or to the Collateral or incurred by Lender in seeking to collect any Liabilities and to administer and enforce any of Lender's rights under this Agreement. Borrower shall also pay all normal and customary service charges with respect to accounts maintained by Lender for the benefit of Borrower. All such costs, expenses and charges shall constitute Revolving Loans hereunder, shall be payable by Borrower to Lender on demand, and, until paid, shall bear interest at the highest rate then applicable to Revolving Loans hereunder;

           (q) Borrower shall promptly notify Lender in writing of the occurrence of a (i) Default or an Event of Default; (ii) any event, development or circumstance whereby any financial statements furnished to Lender fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of Borrower as of the date of such statements or whereby any reports furnished to Lender fail in any material respect to present fairly the financial condition or operating results of Borrower as of the date of such reports; (iii) any "accumulated funding deficiency," as that term is defined in Section 302 of ERISA and Section 412 of the IRC which, if such deficiency continued for two plan years and was not corrected as provided in Section 4971 of the IRC, could subject Borrower to a tax imposed by Section 4971 of the IRC; (iv) each and every default by Borrower which could reasonably be expected to result in the acceleration of the maturity of any indebtedness of Borrower, including the names and addresses of the holders of such indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such indebtedness; and (v) any other development in the business or affairs of Borrower which could reasonably be expected to have a Material Adverse Effect; in each case describing the nature thereof and the action Borrower proposes to take with respect thereto;

           (r)   (i)     Borrower shall ensure that the Real Property remains in
                         compliance with all Environmental Laws and shall not place or permit to be placed any Hazardous

                         Substances on any Real Property except as not prohibited by applicable law (including Environmental
                         Laws) or appropriate governmental authorities;

                 (ii) Borrower shall establish and maintain a system to assure and monitor continued compliance with all applicable Environmental Laws which system shall include periodic reviews of such compliance;

                 (iii) Borrower shall (i) employ in connection with the use of the Real Property appropriate technology necessary to maintain compliance with any applicable Environmental Laws and (ii) dispose of any and all Hazardous Waste generated at the Real Property only at facilities and with carriers that maintain valid permits under RCRA and any other applicable Environmental Laws. Borrower shall use its best efforts to obtain certificates of disposal, such as hazardous waste manifest receipts, from all treatment, transport, storage or disposal facilities or operators employed by Borrower in connection with the transport or disposal of any Hazardous Waste generated at the Real Property;

                 (iv) In the event Borrower obtains, gives or receives notice of any Release or threat of Release of a reportable quantity of any Hazardous Substances at the Real Property (any such event being hereinafter referred to as a "Hazardous Discharge") or receives any notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions at the Real Property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting the Real Property or Borrower's interest therein (any of the foregoing is referred to herein as an "Environmental Complaint") from any Person, including any state agency responsible in whole or in part for environmental matters in the state in which the Real Property is located or the United States Environmental Protection Agency (any such person or entity hereinafter the "Authority"), then Borrower shall, within five (5) Business Days, give written notice of same to Lender detailing facts and circumstances of which Borrower is aware giving rise to the Hazardous Discharge or Environmental Complaint. Such information is to be provided to allow Lender to protect its security interest in the Real Property and is not intended to create nor shall it create any obligation upon Lender with respect thereto;

                 (v) Borrower shall promptly forward to Lender copies of any request for information, notification of potential liability, demand letter relating to potential responsibility with respect to the investigation or cleanup of Hazardous Substances at any other site owned, operated or used by Borrower to dispose of Hazardous Substances and shall continue to forward copies of correspondence between Borrower and the Authority regarding such claims to Lender until the claim is settled. Borrower shall promptly forward to Lender copies of all documents and reports concerning a Hazardous Discharge at the Real Property that Borrower is required to file under any Environmental Laws. Such information is to be provided solely to allow Lender to protect Lender's security interest in the Real Property and the Collateral;

                 (vi) Borrower shall respond promptly to any Hazardous Discharge or Environmental Complaint and take all necessary action in order to safeguard the health of any Person and to avoid subjecting the Collateral or Real Property to any lien. If Borrower shall fail to respond promptly to any Hazardous Discharge or Environmental Complaint or Borrower shall fail to comply with any of the requirements of any Environmental Laws, Lender may, but without the obligation to do so, for the sole purpose of protecting Lender's interest in Collateral: (A) give such notices or (B) enter onto the Real Property (or authorize third parties to enter onto the Real Property) and take such actions as Lender (or such third parties as directed by Lender) deem reasonably necessary or advisable, to clean up, remove, mitigate or otherwise deal with any such Hazardous Discharge or Environmental Complaint. All reasonable costs and expenses incurred by Lender (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate for Prime Rate Revolving Loans shall be paid upon demand by Borrower, and until paid shall be added to and become a part of the Liabilities secured by the liens created by the terms of this Agreement or any other agreement between Lender and Borrower;

                 (vii) Promptly upon the written request of Lender from time to time (but prior to the occurrence of an Event of Default not more frequently than annually), Borrower shall provide Lender, at Borrower's expense, with an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable in the reasonable opinion of Lender, to assess with a reasonable degree of certainty the existence of a Hazardous Discharge and the potential costs in connection with abatement, cleanup and removal of any Hazardous Substances found on, under, at or within the Real Property. Any report or investigation of such Hazardous Discharge proposed and acceptable to an appropriate Authority that is charged to oversee the clean-up of such Hazardous Discharge shall be acceptable to Lender. If such estimates, individually or in the aggregate, exceed $100,000, Lender shall have the right to require Borrower to post a bond, letter of credit or other security reasonably satisfactory to Lender to secure payment of these costs and expenses;

                 (viii) Borrower shall defend and indemnify Lender and hold Lender and its employees, agents, directors and officers harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including reasonable attorney's fees, suffered or incurred by Lender under or on account of any Environmental Laws, including, without limitation, the assertion of any lien thereunder, with respect to any Hazardous Discharge, or the presence of any Hazardous Substances affecting the Real Property, whether or not the same originates or emerges from the Real Property or any contiguous real estate, except to the extent such loss, liability, damage and expense is attributable to any Hazardous Discharge resulting from actions on the part of Lender or its employees, agents, officers or directors. Borrower's obligations under this paragraph 15(viii) shall arise upon the discovery of the presence of any Hazardous Substances at the Real Property, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Substances. Borrower's obligation and the indemnifications hereunder shall survive the termination of this Agreement; and

                 (ix) For purposes of paragraphs 14(aa) and 15(r), all references to Real Property shall be deemed to include all of Borrower's right, title and interest in and to its owned and leased premises.

     16.   CONDITIONS PRECEDENT.

           (a) The obligation of Lender to fund the Term Loan, to fund the initial Revolving Loan on the Closing Date, and to co-sign as applicant for the initial Letter of Credit, if any, on the Closing Date is subject to the satisfaction or waiver on or before the Closing Date of the following conditions precedent:

                 (i) Lender shall have received each of the agreements, opinions, reports, approvals, consents, certificates and other documents set forth on the closing document list attached hereto as Schedule A (the "Closing Document List").

                 (ii) Since March 31, 2001, no event shall have occurred which has had or could reasonably be expected to have a Material Adverse Effect, as determined by Lender in its reasonable business judgment.

                 (iii) Lender shall have received payment in full of all fees and expenses set forth herein payable to it by Borrower on or before the Closing Date.

                 (iv) Lender shall have determined that immediately after giving effect to (A) the making of the initial Loans requested to be made on the Closing Date and (B) the issuance of the initial Letters of Credit, if any, requested to be made on the Closing Date and (C) the payment or reimbursement by Borrower of Lender for all closing costs and expenses incurred in connection with the transactions contemplated hereby, on a pro forma basis the Excess Availability of Borrower shall not be less than Five Hundred Thousand Dollars ($500,000.00).

                 (v) Lender shall have received a certificate from Borrower's chief executive officer or chief financial officer, pursuant to which such officer shall certify that in calculating the Excess Availability described in clause (iv) above, the outstanding trade payables of Borrower were and are current and not past due in any material respect.

                 (vi) Borrower shall have executed and delivered to Lender all documents which Lender determines are reasonably necessary to consummate the transactions contemplated hereby.

                 (vii) Lender shall have received duly executed agreements establishing the Lock Box and Blocked Accounts with Lender for the collection or servicing of the Accounts and proceeds of the Collateral.


                 (viii) Lender shall have completed Collateral examinations, the results of which shall be satisfactory in form and substance to the Lender, of the Accounts, Inventory, General Intangibles, Investment Property and Equipment of Borrower and all books and records in connection therewith.

                 (ix) Lender shall have received and be satisfied with the audited financial statements of Borrower for the Fiscal Year ended December 31, 2000.

                 (x) There shall exist no default in any obligations or in compliance with any applicable legal requirement of Borrower (other than those disclosed to Lender in writing on or prior to the date hereof).

                 (xi) Lender shall be satisfied with its due diligence review of the business and financial affairs of Borrower and its management and its pre-closing audit of Borrower.

                 (xii) Lender shall have received the executed legal opinion of Morgan, Lewis & Bockius LLP in form and substance satisfactory to Lender which shall cover such matters incident to the transactions contemplated by this Agreement, the Notes, and related agreements as Lender may reasonably require (including, without limitation, enforceability and perfection issues with respect to the Collateral and the Real Property) and Borrower hereby authorizes and directs such counsel to deliver such opinions to Lender.

                 (xiii) Lender shall have received landlord, warehouseman and supplier agreements satisfactory to Lender with respect to all premises leased by Borrower or any of its customers or suppliers at which books and records, Inventory and Equipment are located. Notwithstanding the foregoing, Borrower shall only be required to use its best efforts to deliver the landlord agreement pertaining to the Borrower's facility located at 1905 Sherman Street, Denver, Colorado to Lender within forty-five (45) days after the date hereof. Lender may establish a reserve against the Revolving Loan of $30,000.00 (which amount may be increased or decreased by Lender from time to time in its reasonable business judgment) until such agreement is received.

                 (xiv) Lender shall have received in form and substance satisfactory to Lender, certified copies of Borrower's casualty insurance policies, together with (on or before June 20, 2001, TIME BEING OF THE ESSENCE) loss payable endorsements on Lender's standard form of loss payee endorsement naming Lender as lender loss payee, certified copies of Borrower's liability insurance policies, together with endorsements naming Lender as a co-insured, and, within sixty (60) days after the date hereof TIME BEING OF THE ESSENCE, certified copies of Borrower's key person life insurance policies on the life of Gay Burke, together with collateral assignments of such policies and each such insurance policy shall be in accordance with the requirements of Paragraph 15(c) of this Agreement. Without limiting the generality of paragraph 17(b) below, failure by Borrower to deliver any item required under this paragraph within the time required hereunder shall constitute an Event of Default. Borrower agrees that any payment or proceeds received with respect to Borrower's casualty insurance shall immediately be delivered to

                         Lender in the form received, together with any necessary endorsements.

                 (xv) Each document (including, without limitation, any Uniform Commercial Code financing statement and filings with the United State Patent and Trademark Office or any similar state authority) required by this Agreement, any Other Agreement or under law or reasonably requested by the Lender to be filed, registered or recorded in order to create, in favor of Lender, a perfected security interest in or lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and Lender shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto.

                 (xvi) No litigation, investigation or proceeding before or by any arbitrator or governmental body shall be continuing or threatened against Borrower or against the officers or directors of Borrower (A) in connection with this Agreement or the Other Agreements or any of the Transactions and which, in the reasonable opinion of Lender, is deemed material or (B) which if adversely determined, could, in the reasonable opinion of Lender, have a Material Adverse Effect on Borrower; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to Borrower or the conduct of its business or inconsistent with the due consummation of the transactions contemplated by this Agreement or the Other Agreements shall have been issued by any governmental body.

                 (xvii) Lender shall have received all environmental studies and reports requested by Lender and prepared by independent environmental engineering firms regarding the Real Property, the results of which shall be satisfactory to Lender in all respects.

                 (xviii) Lender shall have reviewed all material contracts of
                         Borrower including, without limitation, leases, union contracts, labor contracts, vendor supply contracts, license agreements and distributorship agreements and such contracts and agreements shall be satisfactory in all respects to Lender.

                 (xix) Borrower shall be in compliance with all applicable laws and regulations.

                 (xx)    No Default or Event of Default shall exist.

                 (xxi) All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to Lender and its counsel.

                 (xxii) Lender shall have received and reviewed the Pro Forma Balance Sheet and monthly projections of the Borrower for the first Contract Year, together with financial projections for the second and third Contract Year, calculated on an annual basis, and such balance sheet and projections shall be in form and substance satisfactory to the Lender.

                 (xxiii) All existing insurance on Borrower's Accounts shall be assigned to Lender within thirty (30) days after the date hereof pursuant to documentation satisfactory to Lender.

           (b) The obligation of Lender to make any requested Loan, or to issue or cause the issuance of any requested Letter of Credit whether on or at any time after the Closing Date, is subject to the satisfaction of the conditions precedent set forth below. Each such request shall constitute a representation and warranty that such conditions are satisfied:

                 (i) All representations and warranties contained in this Agreement and the Other Agreements shall be true and correct on and as of the date of such request, as if then made, other than representations and warranties that relate solely to an earlier date;

                 (ii) No Default or Event of Default shall have occurred, or would result from the making of the requested Loan or the issuance of the requested Letter of Credit, which has not been waived in writing by Lender; and

                 (iii) Since March 31, 2001, no event has occurred which has had or could reasonably be expected to have a Material Adverse Effect.

     17. DEFAULT. The occurrence of any one or more of the following events shall constitute an "EVENT OF DEFAULT" hereunder:

           (a) the failure of Borrower to pay when due, declared due, or demanded by Lender in accordance with the terms hereof, any of the Liabilities;

           (b) the failure of Borrower to perform, keep or observe any of the covenants, conditions, promises, agreements or obligations of such Obligor under this Agreement or any of the Other Agreements;

           (c) (i) the making or furnishing by Borrower to Lender of any representation, warranty, certificate, schedule, report or other communication within or in connection with this Agreement or the Other Agreements or in connection with any other agreement between Borrower and Lender, which is untrue or misleading in any material respect, or (ii) the failure of any Borrower to perform, keep or observe any of the covenants, conditions, promises, agreements of such Borrower under any other agreement with any Person if such failure has or is reasonably likely to have a Material Adverse Effect;

           (d) the creation (whether voluntary or involuntary) of, or any attempt to create, any lien or other encumbrance upon any of the Collateral, other than the Permitted Liens, or the making or any attempt to make any levy, seizure or attachment thereof;

           (e) the commencement of any proceedings (i) in bankruptcy by or against Borrower, (ii) for the liquidation or reorganization of Borrower, (iii) alleging that Borrower is insolvent or unable to pay its debts as they mature, or (iv) for the readjustment or arrangement of any Borrower's debts, whether under the United States Bankruptcy Code or under any other law, whether state or federal, now or hereafter existing for the relief of debtors, or the commencement of any analogous statutory or non-statutory proceedings involving Borrower; PROVIDED, HOWEVER, that if such commencement of proceedings against Borrower is involuntary, such action shall not constitute an Event of Default unless such proceedings are not dismissed within forty-five (45) days after the commencement of such proceedings;

           (f) the appointment of a receiver or trustee for Borrower, for any of the Collateral or for any substantial part of Borrower's assets or the institution of any proceedings for the dissolution, or the full or partial liquidation, or the merger or consolidation, of Borrower which is a corporation or a partnership; PROVIDED, HOWEVER, that if such appointment or commencement of proceedings against Borrower is involuntary, such action shall notconstitute an Event of Default unless such appointment is not revoked or such proceedings are not dismissed within forty-five (45) days after the commencement of such proceedings;

           (g) the entry of any judgment or order in excess of $250,000 against Borrower which is not covered in full by insurance and which remains unsatisfied or undischarged and in effect for forty-five (45) days after such entry without a stay of enforcement or execution;

           (h) the occurrence of a default or event of default under, or the revocation or termination of, any agreement, instrument or document executed and delivered by any Person to Lender pursuant to which such Person has guaranteed to Lender for its benefit the payment of all or any of the Liabilities or has granted Lender for its benefit a security interest in or lien upon some or all of such Person's real and/or personal property to secure the payment of all or any of the Liabilities;

           (i) the occurrence of a default or event of default under any other agreement or instrument evidencing indebtedness for borrowed money in excess of $250,000.00 executed or delivered by Borrower or pursuant to which agreement or instrument Borrower or its properties is or may be bound;

           (j) the occurrence of any event or condition which has or is reasonably likely to have a Material Adverse Effect;

           (k)   the occurrence of a Change of Control;

           (l) if any Reportable Event shall have occurred or any Benefit Plan shall be terminated within the meaning of Title IV of ERISA, a trustee shall be appointed by the appropriate United States District Court to administer any Benefit Plan, the PBGC shall institute proceedings to terminate any Benefit Plan, or there shall be a withdrawal from any Multiemployer Plan, and there shall be a Material Adverse Effect in the case of any event described in this paragraph 17(l);

           (m) the occurrence of any event specified in Borrower's certificate of incorporation or by-laws that could reasonably be expected to result in Borrower's dissolution or liquidation or Borrower shall file a certificate of dissolution or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding up or liquidation; or

           (n) the operations of any facility manufacturing or processing goods for sale by Borrower are interrupted (x) for more than ten (10) consecutive Business Days during the period from April 1 through August 31, both inclusive, of any year, or (y) at any other time and such interruption is reasonably to likely have a Material Adverse Effect.

                 Notwithstanding anything contained in this paragraph 17 or contained in any other provision of ths Agreement or the Other Agreements to the contrary, in the event of the institution of any proceeding or appointment described in paragraph 17(e) or paragraph 17(f) hereof against Borrower, Lender shall not be obligated to make advances to Borrower during the forty-five (45) day grace period provided in paragraph 17(e) or paragraph 17(f).

         18.     REMEDIES UPON AN EVENT OF DEFAULT.

                 (a) Upon the occurrence of an Event of Default described in paragraph 17(e) hereof, all of the Liabilities shall immediately and automatically become due and payable, without notice of any kind. Upon the occurrence of any other Event of Default, all of the Liabilities may, at the option of Lender, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

                 (b) Upon the occurrence of an Event of Default, Lender may exercise from time to time any rights and remedies available to it under UCC or any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Agreement or in any of the Other Agreements and all of Lender's rights and remedies shall be cumulative and non-exclusive to the extent permitted by law. In particular, but not by way of limitation of the foregoing, Lender may, without notice, demand or legal process of any kind, take possession of any or all of the Collateral (in addition to Collateral of which it already has possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may enter into any of Borrower's premises where any of the Collateral may be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of, and Lender shall have the right to store the same at any of Borrower's premises without cost to Lender. At Lender's request, Borrower shall, at Borrower's expense, assemble the Collateral and make it available to Lender at one or more places to be designated by Lender and reasonably convenient to Borrower. Borrower recognizes that if Borrower fails to perform, observe or discharge any of its Liabilities under this Agreement or the Other Agreements, no remedy at law will provide adequate relief to Lender, and Borrower agrees that Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages. Any notification of intended disposition of any of the Collateral required by law will be deemed reasonably and properly given if given at least ten (10) calendar days before such disposition. Any proceeds of any disposition by Lender of any of the Collateral may be applied by Lender to the payment of expenses in connection with the Collateral including, without limitation, legal expenses and reasonable attorneys' fees (both in-house and outside counsel) and any balance of such proceeds may be applied by Lender toward the payment of such of the Liabilities, and in such order of application, as Lender may from time to time elect.

         19. INDEMNIFICATION. Borrower agrees to defend (with counsel reasonably satisfactory to Lender), protect, indemnify and hold harmless Lender, each Affiliate or subsidiary Lender, and each of their respective officers, directors, employees, attorneys and agents (each an "Indemnified Party") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature (including, without limitation, the disbursements and the reasonable fees of counsel for each Indemnified Party in connection with any investigative, administrative or judicial proceeding, whether or not the Indemnified Party shall be designated a party thereto), which may be imposed on, incurred by, or asserted against, any Indemnified Party (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations including, without limitation, securities, environmental and commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Agreement or any Other Agreement, or any act, event or transaction related or attendant thereto, the making and the management of the Loans or any Letters of Credit or the use or intended use of the proceeds of the Loans or any Letters of Credit; PROVIDED, HOWEVER, that Borrower shall not have any obligation hereunder to any Indemnified Party with respect to matters caused by or resulting from the willful misconduct or gross negligence of such Indemnified Party. To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower shall satisfy such undertaking to the maximum extent permitted by applicable law. Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Indemnified Party on demand, and, failing prompt payment, shall, together with interest thereon at the highest rate then applicable to Revolving Loans hereunder from the date incurred by each Indemnified Party until paid by Borrower, be added to the Liabilities of Borrower and be secured by the Collateral. The provisions of this paragraph 19 shall survive the satisfaction and payment of the other Liabilities and the termination of this Agreement.

         20. NOTICES. All written notices and other written communications with respect to this Agreement shall be sent by ordinary, certified or overnight mail, by telecopy or delivered in person, and in the case of Lender shall be sent to it at LaSalle Business Credit, Inc., 565 Fifth Avenue, New York, New York 10017, Attention: District Credit Manager, (facsimile no. (212) 982-4205) with a copy to Shipman & Goodwin LLP, One Landmark Square, Suite 1700, Stamford, Connecticut 06901, attention Robert M. Wonneberger (facsimile (203) 324-8199) and in the case of Borrower shall be sent to Borrower at its principal place of business as set forth on the first page of this Agreement, Attention: Ms. Gay Burke (facsimile no. (303) 860-9826), with copies to Capital Partners, One Pickwick Plaza, Suite 310, Greenwich, Connecticut 06830, Attention: Brian D. Fitzgerald/William Schlueter (facsimile no. (203) 625-0423) and to Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178-0060, Attention: Samuel
B. Fortenbaugh III (facsimile no. (212) 309-6273). Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telecopy, shall be deemed given when transmitted, provided receipt is confirmed.

         21. CHOICE OF GOVERNING LAW AND CONSTRUCTION. This Agreement and the Other Agreements are submitted by Borrower to Lender for Lender's acceptance or rejection at Lender's principal place of business as an offer by Borrower to borrow monies from Lender now and from time to time hereafter, and shall not be binding upon Lender or become effective until accepted by Lender, in writing, at said place of business. If so accepted by Lender, this Agreement and the Other Agreements shall be deemed to have been made at said place of business. THIS AGREEMENT AND THE OTHER AGREEMENTS SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, AND IN ALL OTHER RESPECTS, INCLUDING, WITHOUT LIMITATION, THE LEGALITY OF THE INTEREST RATE AND OTHER CHARGES, BUT EXCLUDING PERFECTION OF THE SECURITY INTERESTS IN THE COLLATERAL, WHICH SHALL BE GOVERNED AND CONTROLLED BY THE LAWS

OF THE RELEVANT JURISDICTION. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or remaining provisions of this Agreement.

         22. FORUM SELECTION AND SERVICE OF PROCESS. To induce Lender to accept this Agreement, Borrower irrevocably agrees that, subject to Lender's sole and absolute election, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT, THE OTHER AGREEMENTS OR THE COLLATERAL SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE CITY OF NEW YORK, STATE OF NEW YORK. BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURTS LOCATED WITHIN SAID CITY AND STATE. Borrower hereby irrevocably appoints and designates the Secretary of State of Colorado (or any other person having and maintaining a place of business in such state whom Borrower may from time to time hereafter designate upon ten (10) days written notice to Lender and who Lender has agreed in writing in its sole discretion is satisfactory and who has executed an agreement in form and substance satisfactory to Lender agreeing to act as such attorney and agent), as Borrower's true and lawful attorney and duly authorized agent for acceptance of service of legal process. Borrower agrees that service of such process upon such person shall constitute personal service of such process upon Borrower. BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST BORROWER BY LENDER IN ACCORDANCE WITH THIS PARAGRAPH.

         23.     MODIFICATION AND BENEFIT OF AGREEMENT.

                  (a) This Agreement and the Other Agreements may not be modified, altered or amended except by an agreement in writing signed by Borrower and Lender as provided in paragraph (b) below. Borrower may not sell, assign or transfer this Agreement, or the Other Agreements or any portion thereof including, without limitation, Borrower's rights, titles, interest, remedies, powers or duties thereunder.

                  (b) Lender, with the consent in writing of the Borrower may, subject to the provisions of this paragraph 23(b), from time to time enter into written supplemental agreements to this Agreement, the Notes or the Other Agreements executed by Borrower, for the purpose of adding or deleting any provisions or otherwise changing, varying or waiving in any manner the rights of Lender or Borrower thereunder or the conditions, provisions or terms thereof of waiving any Event of Default thereunder, but only to the extent specified in such written agreements.

       Any such supplemental agreement shall be binding upon Borrower, Lender and all future holders of the Liabilities. In the case of any waiver, Borrower and Lender shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default which was waived), or impair any right consequent thereon.

         24.      PARTICIPATIONS AND ASSIGNMENT.

              (a) Borrower acknowledges that in the regular course of commercial banking business Lender may at any time and from time to time sell participating interests in the Loans to other financial institutions (each such transferee or purchaser of a participating interest, a "Transferee"). Each Transferee may exercise all rights of payment (including without limitation rights of set-off) with respect to the portion of such Loans held by it or other Liabilities payable hereunder as fully as if such Transferee were the direct holder thereof provided that Borrower shall not be required to pay to any Transferee more than the amount which it would have been required to pay to the Lender which granted an interest in its Loans or other Liabilities payable hereunder to such Transferee had Lender retained such interest in the Loans hereunder or other Liabilities payable hereunder and in no event shall Borrower be required to pay any such amount arising from the same circumstances and with respect to the same Loans or other Liabilities payable hereunder to both Lender and such Transferee. Borrower hereby grants to any Transferee a continuing security interest in any deposits, moneys or other property actually or constructively held by such Transferee as security for the Transferee's interest in the Loans.

              (b) Lender may (with Borrower's prior written consent, which consent shall not be unreasonably withheld or delayed) sell, assign or transfer all or any part of its rights under this Agreement and the Other Agreements to one or more additional banks or financial institutions and one or more additional banks or financial institutions may commit to make Loans hereunder (each a "Purchasing Lender"), in minimum amounts of not less than $1,000,000, pursuant to a Commitment Transfer Supplement in the form of EXHIBIT 24(b) attached hereto, executed by the Purchasing Lender and the transferor Lender. Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Commitment Transfer Supplement, (i) a Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender hereunder with a Commitment Percentage as set forth therein, and (ii) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement, the Commitment Transfer Supplement creating a novation for that purpose. Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Agreements. Borrower hereby consents to the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Agreements. Borrower shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing.

              (c) Borrower authorizes Lender to disclose to any Transferee or Purchasing Lender and any prospective Transferee or Purchasing Lender any and all financial information in Lender's possession concerning Borrower which has been delivered to Lender by or on behalf of Borrower pursuant to this Agreement or in connection with Lender's credit evaluation of Borrower; PROVIDED such Transferee or Purchasing Lender agrees in writing to keep all such information confidential in accordance with the terms of Paragraph 27(e) hereof.

         25. HEADINGS OF SUBDIVISIONS. The headings of subdivisions in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Agreement.

         26. POWER OF ATTORNEY. Borrower acknowledges and agrees that its appointment of Lender as its attorney-in-fact for the purposes specified in this Agreement is an appointment coupled with an interest and shall be irrevocable until all of the Liabilities are paid in full and this Agreement is terminated.

         27.      WAIVER OF JURY TRIAL; OTHER WAIVERS; CONFIDENTIALITY.

                  (a) LENDER AND BORROWER HEREBY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, ANY OF THE OTHER AGREEMENTS, THE LIABILITIES, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT OF BORROWER OR LENDER OR WHICH, IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP AMONG BORROWER AND LENDER. IN NO EVENT SHALL LENDER BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES.

                  (b) BORROWER HEREBY WAIVES ALL RIGHTS TO NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY LENDER OF ITS RIGHTS TO REPOSSESS THE COLLATERAL OF BORROWER WITHOUT JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON SUCH COLLATERAL WITHOUT PRIOR NOTICE OR HEARING.

                  (c) Borrower hereby waives demand, presentment, protest and notice of nonpayment, and further waives the benefit of all valuation, appraisal and exemption laws.

                  (d) Lender's failure, at any time or times hereafter, to require strict performance by Borrower of any provision of this Agreement or any of the Other Agreements shall not waive, affect or diminish any right of Lender, thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Lender, of an Event of Default under this Agreement or any default under any of the Other Agreements shall not suspend, waive or affect any other Event of Default under this Agreement or any other default under any of the Other Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. No delay on the part of Lender in the exercise of any right or remedy under this Agreement or any Other Agreement shall preclude other or further exercise thereof or the exercise of any right or remedy. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or any of the Other Agreements and no Event of Default under this Agreement or default under any of the Other Agreements shall be deemed to have been suspended or waived by Lender unless such suspension or waiver is in writing in compliance with Paragraph 23(b) hereof.

                  (e) Borrower has furnished and will furnish to Lender certain information concerning Borrower which Borrower has advised is non-public, proprietary or confidential in nature ("CONFIDENTIAL INFORMATION"). Lender confirms to the Borrower that it is Lender's policy and practice to maintain in confidence all Confidential Information which is provided to it under agreements providing for the extension of credit and which is identified to it as such, and that it will protect the confidentiality of Confidential Information submitted to it with respect to Borrower under this Agreement, commensurate with its efforts to maintain the confidentiality of its own Confidential Information, PROVIDED, HOWEVER, that (i) nothing contained herein shall prevent Lender from disclosing Confidential Information (A) to its Affiliates and their respective directors, officers, and employees and to any legal counsel, auditors, appraisers, consultants or other persons retained by it or its Affiliates as professional advisors, on the condition that such information not be further disclosed except in compliance with this paragraph 27(e); (B) under color of legal authority, including, without limitation, to any regulatory authority having jurisdiction over it or its operations or to, or under the authority of, any court deemed by it to be of competent jurisdiction; (C) to any actual or potential Transferee or Purchasing Lender in Lender's rights and obligations under this Agreement to the extent such actual or potential Transferee or Purchasing Lender has agreed to maintain such information in confidence on the basis set forth in this paragraph 27(e); and (D) as necessary in connection with the exercise of its remedies under this Agreement or any of the Other Agreements; (ii) the terms of this paragraph 27(e) shall be inapplicable to any information furnished to it which is in possession prior to the delivery to it of such information by Borrower or any other authorized Person, or otherwise has been obtained by it on a non-confidential basis, or which was or becomes available to the public or otherwise part of the public domain (other than as a result of Lender's failure or any prospective participant's or assignee's failure to abide hereby), or which was not non-public, proprietary or confidential when Borrower or any other authorized Person delivered it to Lender; and (iii) the determination by Lender as to the application of any of the circumstances described in the foregoing clauses (i) and (ii) will be conclusive and binding if made in good faith.

                  (f) Notwithstanding subparagraph (e) above, Borrower consents to Lender publishing a tombstone or similar advertising material relating to the financing transaction contemplated by this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the 13th day of June, 2001.


                                      LASALLE BUSINESS CREDIT, INC.


                                      By: /s/ Anthony J. Veith
                                          Name: Anthony J. Veith
                                          Title:  Senior Vice President


                                      PUMPKIN LTD.


                                      By: /s/ William R. Schlueter
                                          Name: William R. Schlueter
                                          Title:  Vice President